UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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GulfMark Offshore, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual Meeting of

Stockholders and

Proxy Statement

Annual Meeting

June 2, 2014

Tribeca Conference Room

The Peninsula Hotel

700 Fifth Avenue at 55th Street

New York, New York 10019

GULFMARK OFFSHORE, INC.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 2, 2014

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of GulfMark Offshore, Inc. (the “Company”) will be held in the Tribeca Conference Room, The Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York 10019, on Monday, June 2, 2014 at 8:00 A.M., Eastern Daylight Time, for the following purposes:

1.	To elect eight (8) directors;

2.	To approve the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan;

3.	To approve, by a stockholder non-binding advisory vote, the compensation to our named executive officers, commonly referred to as a “Say-on-Pay” proposal;

4.	To vote on a proposal to ratify the selection of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2014; and

5.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Your Board of Directors has approved and recommends that you vote “FOR” proposals 1 through 4 which are described in more detail in the attached Proxy Statement.

The Board of Directors has fixed the close of business on April 17, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

You are cordially invited to attend the Annual Meeting. Stockholders may call our main offices at 713-963-9522 for directions to The Peninsula Hotel in order to attend the Annual Meeting and vote in person.

Your broker cannot vote your shares for the election of directors, the approval of the 2014 Omnibus Equity Incentive Plan or the “Say-on-Pay” proposal without your instructions. If you do not provide voting instructions, your shares will not be voted or counted on these important matters.

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY OR VOTE ON THE INTERNET AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR MAILING PURPOSES. YOUR PROXY WILL BE RETURNED TO YOU IF YOU SHOULD BE PRESENT AT THE ANNUAL MEETING AND SHOULD YOU REQUEST SUCH A RETURN.

Important Notice Regarding the Availability of Proxy Materials for the Annual

Stockholders’ Meeting of GulfMark Offshore, Inc. to be Held on June 2, 2014:

The Proxy Statement dated April 25, 2014, Form of Proxy, and the GulfMark Offshore, Inc. 2013 Annual

Report to Stockholders for the year ended December 31, 2013 are available at

http://www.proxydocs.com/GLF.

By Order of the Board of Directors

/s/ Richard M. Safier
Richard M. Safier
April 25, 2014	Secretary

2014 PROXY STATEMENT SUMMARY

This provides a summary of information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider, and you should read the entire Proxy Statement, before voting.

Annual Meeting of Stockholders

• Time and Date	8:00 A.M. Eastern Daylight Time, June 2, 2014
• Place	Tribeca Conference Room, The Peninsula Hotel 700 Fifth Avenue at 55th Street New York, New York 10019
• Record date	April 17, 2014
• Voting	Stockholders as of the record date are entitled to vote. Each share of Class A common stock (“Common Stock”) is entitled to one vote for each director nominee and one vote for each of the proposals.
• Broker Non-Votes	Without your instructions, your broker cannot vote your shares on proposals 1, 2 and 3 below.
• Required Vote	Each director is elected by a plurality of votes cast. Each other proposal requires the vote of the holders of a majority of the shares entitled to vote on the proposal.

Annual Meeting Agenda

1.	Election of eight (8) directors
2.	Vote to approve the 2014 Omnibus Equity Incentive Compensation Plan
3.	Advisory vote to approve named executive officer compensation
4.	Vote to ratify KPMG LLP as our independent public accountants for 2014
5.	Transaction of other business that may properly come before the Annual Meeting

1.	Election of eight (8) directors	FOR EACH DIRECTOR NOMINEE	5
2.	Approval of the 2014 Omnibus Equity Incentive Plan	FOR	38
3.	Advisory vote to approve named executive officer compensation	FOR	48
4.	Ratification of KPMG LLP as our independent public accountants for 2014	FOR	49

(i)

Election of Eight (8) Directors (Proposal 1)

The following provides summary information about each director nominee. Each director nominee is elected annually by a plurality of votes cast.

		Director		Experience/		Committee Memberships			Other Public
Name	Age	Since	Occupation	Qualification	Independent	AC	CC	GNC	Company Boards
Peter I. Bijur	71	2003	Former Chair & CEO Texaco Inc.	Leadership Governance	X	X		C
David J. Butters	73	1989	Chair & CEO Navigator Holdings, Ltd.	Leadership Industry Finance	X, CBD		C		Weatherford International Ltd. Navigator Holdings, Ltd.
Brian R. Ford	65	2009	Former Partner Ernst &Young LLP	Financial Audit Accounting	X	C, FE		X	AmeriGas Propane, Inc. NRG Yield, Inc.
Sheldon S. Gordon	78	2001	Retired Chair of Union Bancaire Privee Int’l Holdings	Financial Accounting Management Global Strategy	X	X	X
Quintin V. Kneen	48	2013	President and CEO	Industry Management Finance Accounting
Steven W. Kohlhagen	66	2013	Board Member Freddie Mac	Finance Risk Management	X	X	X		AMETEK Inc.
Rex C. Ross	70	2007	Former Chair & Director of Schlumberger Technology Corporation	Management Industry	X	X		X	Enterprise Products Partners LP
Charles K. Valutas	63	2013	Retired Senior Vice President of Sunoco Inc.	Accounting Finance Management	X		X	X

AC C CBD CC FE GNC	Audit Committee Member and chair of a Committee Chairman of the Board of Directors Compensation Committee Financial expert Governance & Nominating Committee

Attendance

Each director nominee who is also a current director (except Messrs. Valutas and Kohlhagen who joined the Board in September 2013) attended 75% or more of the meetings of the Board and attended 75% or more of the meetings of the committees on which such director served.

Directors are elected by a plurality of votes cast. However, in accordance with our corporate governance guidelines, any director nominee who receives a greater number of “WITHHELD” votes than votes “FOR” such election is required to tender his resignation following certification of the stockholder vote. The Governance & Nominating Committee will recommend to the Board whether such resignation should be accepted, and the Board will promptly disclose on a Current Report on Form 8-K its decision whether to accept or reject his resignation. The nominee director who has tendered his resignation cannot participate in any Board action regarding whether to accept the resignation offer.

The Board recommends voting “FOR” each nominee as a director.

(ii)

Approval of the 2014 Omnibus Equity Incentive Plan (Proposal 2)

We are seeking approval of the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan (the “2014 Equity Incentive Plan”), under which 1,000,000 shares of our common stock will be immediately available for issuance. Approval of the 2014 Equity Incentive Plan will ensure that we have an adequate number of shares available in connection with our compensation program, which will allow us to continue to provide incentive and reward opportunities to eligible individuals and will assist us in retaining a competitive edge in today’s business environment. In addition, approval of the 2014 Equity Incentive Plan will allow us to grant awards under the plan that satisfy the requirements for “performance-based compensation” under Section 162(m) of the Internal Revenue Code so that we may fully deduct, for federal income tax purposes, qualifying awards.

Key features of the 2014 Equity Incentive Plan include:

•	No discounted awards may be granted (except with respect to substitute awards granted as a result of a merger, consolidation or acquisition by us as necessary to preserve the value of an award);

•

No recycling of shares that are tendered to pay the exercise price of a stock option or to satisfy any tax withholding obligation or that are covered by a stock appreciation right or other award that were not issued in settlement of the award;

•	No “evergreen” provision included;

•	Awards are non-transferable, except to a participant’s immediate family member or related family trust;

•	No automatic award grants are made to any participant;

•	Awards may be designed to meet the requirements for deductibility as “performance-based compensation” under Section 162(m) of the Internal Revenue Code;

•	Limitations on the maximum number of awards and awards that may be granted to any individual during any calendar year; and

•	No repricing of stock options or stock appreciation rights without stockholder approval.

The Board recommends voting “FOR” approval of the 2014 Equity Incentive Plan.

Advisory Vote to Approve Named Executive Officer Compensation (Proposal 3)

We are asking our stockholders to approve, on an advisory basis, our named executive officer compensation.

As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of our named executive officers with the interests of our stockholders. Our compensation programs are designed to reward our named executive officers for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total stockholder return, while at the same time not encouraging unnecessary or excessive risk-taking.

The vote on this resolution is not intended to address any specific element of compensation of our named executive officers; rather, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on us, our Board or the Compensation Committee.

At our 2013 Annual Meeting of Stockholders, over 95% of the shares that were voted approved the compensation of our named executive officers as disclosed in our 2013 proxy statement.

(iii)

•	Compensation Philosophy

Our compensation philosophy is to set the fixed compensation of our senior executives competitively for their demonstrated skills and industry experience. Variable compensation, both annual and long-term, should reflect the results of performance against a combination of quantitative and subjective measures. We target between 25% and the median of our peer group for all elements of pay, including base salary, annual non-equity incentives, and long-term incentives. Our compensation programs are designed so that years of superior performance are rewarded with payouts that are near the median of the market.

•	Compensation Components

Type	Form	Terms	Role in Total Compensation
Cash	– Base Salary	– Set annually based on market conditions, peer data and other factors, including the executive officer’s skills and experience	– A core element of competitive total compensation, important in attracting and retaining qualified executive officers
	– Annual Non-Equity Incentives	– Linked to Company-wide performance but discretionary factors are also considered	– Aligns executive officers with annual strategic, operational and financial results and recognizes individual and performance-based contributions to annual results
Equity	– Long-Term Equity Incentive Awards

–  Restricted stock with restrictions
lapsing in thirds on each anniversary
of the date of grant over three years

–  Options to acquire our stock which
become exercisable ratably over
three years and have a seven year
term

– Aligns executive officers with sustained long-term value creation and stockholder interests – Creates opportunity for a meaningful and sustained ownership stake
Other	– Severance and Change of Control Arrangements	– Payments are triggered only if the officer is involuntarily terminated or terminates employment following an adverse change in employment	– Helps mitigate possible disincentives to pursue value-added transactions if employment prospects are uncertain – Provides assistance with transition if post- transaction employment is not offered
	– Deferred Compensation Plan	– Allows deferral of salary and bonus with a portion required to be invested in our stock, with distribution occurring after retirement or resignation	– Contributes towards financial security for various life events (e.g., retirement, disability or death) by providing a mechanism for additional savings
	– Benefits and Perquisites	– Generally on the same terms as other employees, including our employee stock purchase plan – Certain executive officers receive personal use of company vehicles and reimbursement of club dues

–  Benefits provided are generally intended
to be competitive with those provided by
our peer group companies

–  It is the Compensation Committee’s
policy that perquisites be limited and
consistent with our overall compensation
program

(iv)

•	2013 Summary Compensation

Set forth below is the 2013 compensation for each named executive officer.

		Stock and Option Awards		Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified	All Other Compensation
Name and Principal Position	Salary	Restricted Stock	Stock Options		Deferred Compensation Earnings		Total
Quintin V. Kneen	$431,491	$470,547	$529,551	$332,367	$–	$102,964	$1,866,920
President and Chief Executive Officer (appointed June 4, 2013)
Bruce A. Streeter	285,484	1,493,375	–	219,822	3,248	124,895	2,126,824
Former President and Chief Executive Officer (retired June 4, 2013)
James M. Mitchell	188,889	745,440	–	145,445	–	37,455	1,117,229
Executive Vice President and Chief Financial Officer
David B. Rosenwasser	350,000	440,847	146,949	269,500	759	92,817	1,300,872
Sr. Executive Vice President and Chief Operating Officer
Richard M. Safier	261,182	209,199	69,733	222,000	–	67,007	829,121
Sr. Vice President – General Counsel and Secretary
Samuel R. Rubio	227,069	181,875	60,625	154,623	–	58,682	682,874
Sr. Vice President – Controller and Chief Accounting Officer

See “2013 Summary Compensation Table” on page 27 for more detailed information regarding 2013 total compensation.

The Board recommends a “FOR” vote on the non-binding proposal to approve our named executive officer compensation because it believes that our compensation policies and practices are effective in aligning the executives’ long-term interests with those of our stockholders.

Ratification of KPMG LLP as Our Independent Public Accountants (Proposal 4)

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of KPMG LLP as our independent public accountants for 2014.

The Board recommends that stockholders vote “FOR” ratifying the selection of KPMG LLP as our independent public accountants for 2014.

2015 Annual Stockholder Meeting

• Deadline for stockholder proposals	March 4, 2015

(v)

GULFMARK OFFSHORE, INC.

842 West Sam Houston Parkway North, Suite 400

Houston, Texas 77024

PROXY STATEMENT FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held June 2, 2014

About Us

GulfMark Offshore, Inc., a Delaware corporation, was incorporated in 1996. Unless the context requires otherwise, references to “GulfMark,” “the Company,” “we,” “us” and “our” refer to GulfMark Offshore, Inc. its direct or indirect subsidiaries, and all other predecessors to GulfMark.

General Information

The accompanying proxy is solicited by us at the direction of the Board of Directors (the “Board”) for use at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 2, 2014, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting and at any adjournments thereof. Information on how to obtain directions to attend the Annual Meeting and vote in person is set forth in the accompanying Notice of Annual Meeting.

Board Recommendations

The Board recommends that the stockholders vote “FOR” the election of the Board’s nominees for director, “FOR” approval of the 2014 Omnibus Equity Incentive Plan, “FOR” the non-binding proposal to approve our named executive officer compensation (“Say-on-Pay”) and “FOR” ratification of the selection by the Board of KPMG LLP as our independent public accountants for the 2014 fiscal year.

Voting by Proxy

When proxies in the accompanying form are received and properly executed, or voted on the internet, the shares will be voted by the persons named in the proxy as directed in the proxy unless contrary instructions are given. Where no instruction is indicated on the proxy with respect to Proposal 1, the proxy will not be voted which has the effect of a vote against the directors. Where no instruction is indicated on the proxy with respect to Proposal 2, the proxy will not be voted which has no effect on the outcome of the plan proposal. Where no instruction is indicated on the proxy with respect to Proposal 3, the proxy will not be voted which has no effect on the outcome of the non-binding proposal. Where no instruction is indicated on the proxy with respect to Proposal 4 of the Proxy Statement with regard to the ratification of the selection of KPMG LLP as our independent public accountants for 2014, the proxy will be voted FOR the ratification. If you are a stockholder of record and you do not cast your vote either in person or by proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Shares Held in Street Name

If your shares are held beneficially in “street” name through a nominee such as a brokerage firm, financial institution or other holder of record, your vote is controlled by that firm, institution or holder. Your vote may also be cast by telephone or Internet, as well as by mail, if your brokerage firm or financial institution offers such voting alternatives. Please follow the specific instructions provided by your nominee on your proxy card. If your shares are registered in “street” name and you do not provide your broker or holder with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on certain non-routine matters when a broker is not permitted to vote on that matter without specific instructions from the beneficial owner and instructions are not given. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, on the 2014 Omnibus Equity Incentive Plan proposal and on the “Say-on-Pay” proposal, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of our independent public accountants. Such shares will be voted “FOR” the ratification.

Revocability of Proxies

You have the right to revoke your proxy at any time prior to its use by submitting to our Secretary a written revocation or a duly executed proxy card bearing a later date. If you are present at the Annual Meeting and request the return of your previously executed proxy, your proxy will be returned.

Solicitation of Proxies

Upon request, additional proxy material will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. We will bear all costs of soliciting proxies. Proxies will be solicited principally by mail but may also be solicited by our directors, officers and regular employees, without additional compensation to such individuals. In addition, we have retained Alliance Advisors LLC to assist in the solicitation of proxies for which we paid $7,000.

Quorum

The presence, in person or by proxy, of at least a majority of the shares outstanding on the record date will constitute a quorum. Abstentions and broker non-votes and, with respect to the election of directors, “withhold” votes, are counted for the purpose of determining the presence of a quorum.

Votes Required to Approve Matters Presented at the Annual Meeting

Election of Eight Directors (Proposal 1). The election to the Board of the persons nominated in this Proxy Statement will require the vote of the holders of a plurality of the shares represented in person or by proxy at a meeting at which a quorum is present. Abstentions and broker non-votes will not affect the election outcome.

Approval of the 2014 Equity Incentive Plan (Proposal 2). At a meeting at which a quorum is present, the vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the proposal will constitute approval of the 2014 Omnibus Equity Incentive Plan. Abstentions will have the same effect as an “against” vote for this proposal, but broker non-votes will have no effect.

Non-Binding Advisory “Say-on-Pay” Vote (Proposal 3). At a meeting at which a quorum is present, the vote of the holders of a majority of the shares entitled to vote on the proposal will constitute stockholder non-binding approval with respect to the compensation paid to our named executive officers. Abstentions will have the same effect as an “against” vote for this proposal, but broker non-votes will have no effect.

Ratification of Independent Public Accountant Appointment (Proposal 4). The vote of the holders of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to ratify the selection of KPMG LLP as our independent public accountants for fiscal year 2014 by the Audit Committee of our Board. Broker non-votes will be counted as a “for” vote for this proposal. Abstentions will have the same effect as an “against” vote for this proposal.

Other Business If any other matters come before the Annual Meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by the vote of the holders of a majority of the shares represented in person or by proxy at the Annual Meeting, unless otherwise provided in our Certificate of Formation, our By-laws, or as otherwise required by law.

Availability of Proxy Materials

This Proxy Statement will be first sent or given to stockholders on or about April 30, 2014.

The Proxy Statement dated April 25, 2014, Form of Proxy, and the GulfMark Offshore, Inc. 2013 Annual Report to Stockholders for the year ended December 31, 2013 are available at http://www.proxydocs.com/GLF.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting to be held June 2, 2014, is the close of business on April 17, 2014 (the “Record Date”). As of the Record Date, there were 26,940,874 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the Annual Meeting.

The following table sets forth certain information for each person who on the Record Date was known by us to be the beneficial owner of more than 5% of the outstanding Common Stock:

Name and Address of Beneficial Owner	No. Shares Beneficially Owned(1)	Percent of Class
Dimensional Fund Advisors LP(2)	2,223,933	8.3%
Palisades West
6300 Bee Cave Road, Building One
Austin, TX 78746

Artisan Partners Limited Partnership(3)	1,599,913	5.9%
875 East Wisconsin Avenue
Suite 800
Milwaukee, WI 53202

Black Rock, Inc.(4)	1,586,491	5.9%
40 East 52nd Street
New York, New York 10222

Lord, Abbett & Co. LLC(5)	1,477,518	5.5%
90 Hudson Street
Jersey City, NJ 07302

Vanguard Group(6)	1,465,103	5.4%
100 Vanguard Blvd
Maluan, PA 19355

(1)Unless otherwise indicated below, the persons or group listed have sole voting and investment power with respect to their shares of Common Stock.

(2)The information shown above was obtained from the Schedule 13G/A, dated February 10, 2014, as filed with the SEC by Dimensional Fund Advisors LP.

(3)The information shown above was obtained from the Schedule 13G/A, dated March 12, 2014, as filed with the SEC by Artisan Partners Holdings LP.

(4)The information shown above was obtained from the Schedule 13G/A, dated February 14, 2014, as filed with the SEC by Black Rock, Inc.

(5)The information shown above was obtained from the Schedule 13G/A, dated February 14, 2014, as filed with the SEC by Lord, Abbett & Co. LLC.

(6)The information shown above was obtained from the Schedule 13G/A, dated February 10, 2014 as filed with the SEC by Vanguard Group.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of the Record Date, the number and percentage of Common Stock beneficially owned by each of our directors and director nominees, each executive officer named in the summary compensation table included under “Executive Officers” (with the exception of Mr. Streeter who retired from the Company on June 4, 2013), and all directors and executive officers as a group:

Name	Common Stock Subject to Restricted Stock Awards(1)	Common Stock Subject to Currently Exercisable Options(2)	Other Common Stock Beneficially Owned		Units Equivalent to Common Stock Beneficially Owned(3)	Total Common Stock Beneficially Owned(4)	Percent of Class(5)	Non-Vested Units Equivalent to Common Stock Not Beneficially Owned(6)	Total Interest in Common Stock and Units Equivalent
Peter I. Bijur	2,176		43,468		10,835	56,479	-	-	56,479
David J. Butters	2,176	-	481,680	(7)	17,752	501,608	1.9%	-	501,608
Brian R. Ford	2,176	-	15,968		2,605	20,749	-	-	20,749
Sheldon S. Gordon	2,176	-	66,268		32,101	100,545	-	-	100,545
Steven W. Kohlhagen	3,148	-	5,000		69	8,217	-	138	8,355
Rex C. Ross	2,176	-	7,468	(8)	10,445	20,089	-	-	20,089
Charles K.Valutas	3,148	-	-		64	3,212		128	3,340
Quintin V. Kneen	26,915	15,029	9,234		23,683	74,861	-	-	74,861
James M. Mitchell	22,352	-	-		953	23,305	-	1,419	24,724
David B. Rosenwasser	21,033	4,618	33,132		26,425	85,208	-	-	85,208
Richard M. Safier	12,811	2,192	7,597		3,993	26,593	-	1,780	28,373
Samuel R. Rubio	10,391	1,906	16,534		14,873	43,704	-	-	43,704
David E. Darling	10,572	1,850	-		10,531	22,953	-	-	22,953
All directors and executive officers as a group (13 persons)	121,250	25,595	686,349		154,329	987,523	3.7%	3,465	990,988

(1)Includes shares of our Common Stock held for our directors and executive officers pursuant to restricted stock awards issued under our various incentive plans. The beneficial owner has sole voting power and no investment power with respect to these shares during the restriction period.

(2)Includes currently exercisable stock options and those stock options that will become exercisable within 60 days of the Record Date issued under our various incentive plans. The beneficial owner has no voting power or investment power over these shares prior to exercising the options.

(3)Includes shares of our Common Stock held for our directors and executive officers under our current Executive Nonqualified Excess Plan where the shares are vested or will vest within 60 days of the Record Date.

(4)Unless otherwise indicated below, the persons listed have sole voting and investment power with respect to their shares of our Common Stock.

(5)Percentage based solely on Total Common Stock Beneficially Owned. Less than 1% unless otherwise indicated.

(6)Includes shares of our Common Stock held for our directors and executive officers under our current Executive Nonqualified Excess Plan where such shares do not vest within 60 days of the Record Date.

(7)Includes 80,400 shares beneficially owned by Mr. Butters’ wife, and with respect to which shares Mr. Butters has shared voting and dispositive power.

(8)Includes 13,100 of our Common Stock owned by trusts of which Mr. Ross is trustee.

PROPOSAL 1

ELECTION OF EIGHT DIRECTORS

The Board has nominated eight directors for election at the Annual Meeting. The Board has, by resolution, approved the increase of the number of directors from seven to eight. Each director to be elected will hold office until the next Annual Meeting and until such director’s successor is elected and qualified. Each nominee listed below, except Messrs. Kohlhagen and Valutas, is currently a director and was elected as a director by our stockholders. Messrs. Kohlhagen and Valutas are nominees listed below and are currently directors, each of whom was appointed to be a director by the Board in September 2013. The nominees receiving a plurality of votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not affect the election outcome.

The Board believes that each of the eight nominees possesses the qualities and experience that it believes our directors should possess, as described in detail below in the section entitled “Our Board of Directors – Selection of Director Nominees.” The nominees for election to the Board, together with their biographical information and the Board’s reasons for selecting them as nominees, are set forth below. No family relationship exists between any of the nominated directors or the executive officers listed in the Executive Officer portion of this Proxy Statement.

Name of Nominee	Age	Year First Became Director
Peter I. Bijur	71	2003
David J. Butters	73	1989
Brian R. Ford	65	2009
Sheldon S. Gordon	78	2001
Quintin V. Kneen	48	2013
Steve W. Kohlhagen	66	2013
Rex C. Ross	70	2007
Charles K. Valutas	63	2013

Peter I. Bijur serves as a member of the Audit Committee and is Chairman of the Governance & Nominating Committee. Mr. Bijur recently served on the Board of Directors and the Audit Committee of Volvo AB, retiring on April 2, 2014, and is the former Chairman of the Board of Directors and Chief Executive Officer of Texaco Inc. where he served from 1996 until his retirement in 2001. Mr. Bijur formerly served as a member of the Board of Trustees of Middlebury College and Mount Sinai-New York University Health. The Board determined that Mr. Bijur should be nominated for election as a director due to his extensive executive experience, including his prior service as the chairman and chief executive officer of a major public corporation, his public company board leadership experience, and his corporate governance expertise.

David J. Butters is Chairman of the Board of Directors and is Chairman of the Compensation Committee. Since September 2008, Mr. Butters has been Chairman, President and Chief Executive Officer of Navigator Holdings Ltd., an international LPG shipping company. Mr. Butters is also currently a member of the Board of Directors of Weatherford International Ltd. Mr. Butters retired from Lehman Brothers, Inc., a subsidiary of Lehman Brothers Holdings Inc. (“Lehman”) in September 2008. He had been employed at Lehman since 1969, most recently holding the position of Managing Director. The Board determined that Mr. Butters should be nominated for election as a director due to his extensive knowledge of the shipping and oil and gas service industries, his experience as a director of public companies, his banking experience and his financial and executive management expertise.

Brian R. Ford is Chairman of the Audit Committee and is the financial expert on the Audit Committee. He is also a member of the Governance & Nominating Committee. Mr. Ford was the Chief Executive Officer of Washington Philadelphia Partners, LP from 2008 through 2010. He retired as a Partner from Ernst & Young LLP in

June 2008 where he had been employed since 1971. Mr. Ford also serves on the Boards of AmeriGas Propane, Inc., FSIC III, NRG Yield, Inc., and the Board of Trustees of Drexel University and Drexel University College of Medicine School. Mr. Ford serves on the Audit and Corporate Governance Committees of AmeriGas Propane, Inc. and also serves on the Audit, Compensation, Corporate Governance and Conflicts and Nominating Committees of NRG Yield, Inc. The Board determined that Mr. Ford should be nominated for election as a director due to his financial, audit and accounting expertise gained as a partner in a top tier public accounting firm.

Sheldon S. Gordon is a member of the Compensation and Audit Committees. He retired as non-executive Chairman of Union Bancaire Privée International Holdings, Inc. where he served from May 1996 to September 2011. From May 1996 to March 2002, he was Chairman of the Rhone Group LLC with which he continues as a Senior Advisor. Mr. Gordon was a director of Union Bancaire Privée from March 1997 to March 2011 and was a director of the Holland Balanced Fund from June 1996 to June 2008, and served as a member of the Board of Directors of Ametek, Inc. from 1989 to May 2011. The Board determined that Mr. Gordon should be nominated for election as a director due to his financial and accounting expertise, his experience as a senior executive and director of large multinational corporations, and his strategic business management expertise.

Quintin V. Kneen is our President and Chief Executive Officer. He was named our Executive Vice President and Chief Financial Officer in June 2009 and served in those roles until he was appointed as our President and Chief Executive Officer beginning June 4, 2013. Mr. Kneen joined GulfMark in June 2008 as the Vice President – Finance and was named Senior Vice President– Finance and Administration in December 2008. Previously, he was Vice President-Finance & Investor Relations for Grant Prideco, Inc., serving in executive finance positions at Grant Prideco since June 2003. Prior to joining Grant Prideco, Mr. Kneen held executive finance positions at Azurix Corp. and was an Audit Manager with the Houston office of Price Waterhouse LLP. He holds a Master of Business Administration from Rice University and a Bachelor of Business Administration in Accounting from Texas A&M University, and is a Certified Public Accountant and a Chartered Financial Analyst. The Board determined that Mr. Kneen should be nominated for election as a director due to his extensive financial expertise and his position as our President and Chief Executive Officer.

Steven W. Kohlhagen was appointed to the Board of Directors in September 2013 and serves as a member of the Audit and Compensation Committees. He is a retired financial executive who brings to the Board expertise in financial accounting, finance and risk management through his extensive experience in, and knowledge of, the financial, securities and foreign exchange markets. He has held various positions in the private sector, including investment banking, asset management, and most recently as a consultant with AMETEK, Inc. He currently serves on the Board of Directors, the Business and Risk Committee and the Compensation Committee of Freddie Mac. He also serves on the Board of Directors and Audit Committee for AMETEK, the Board of Directors and Nominating and Governance Committee of Reval Inc., the Advisory Board of Stanford Institute for Economic Policy Research at Stanford University, the Board of Advisors at Roper St. Francis Cancer Center and the Front Office Advisory Board at Bloomberg Sports. He was on the Board of Directors and Audit Committee of Abtech Holdings, Inc. through March 2014. Our Board determined that Mr. Kohlhagen should be nominated for election as a director due to his extensive senior executive leadership skills and deep understanding of economics, modeling, international financial markets and complex financial instruments.

Rex C. Ross is a member of the Audit and Governance & Nominating Committees. From 2004 to 2009, Mr. Ross served as Chairman and director of Schlumberger Technology Corporation, the holding company for all Schlumberger Limited assets and entities in the United States. Prior to his retirement from Schlumberger Limited in May 2004, Mr. Ross held a number of executive management positions during his 11-year career there, including President of Schlumberger Oilfield Services North America; President, Schlumberger GeoQuest; and President of SchlumbergerSema North & South America. Mr. Ross was elected as a member of the Board of Directors of Enterprise Products Partners L.P. (a publicly traded oil and gas mid-stream services and marketing company) in October 2006 and is a member of its Audit and Conflicts Committees. The Board determined that Mr. Ross should be nominated for election as a director due to his executive management expertise and his knowledge of the oil and gas service industry.

Charles K. Valutas was appointed to the Board of Directors in September 2013 and has over 30 years’ experience with an integrated oil company. He serves as a member of the Compensation and Governance & Nominating Committees. From 1979-2008, Mr. Valutas held various positions with Sunoco Inc., a large publicly held oil company, holding the positions of Sales and Products Manager, Vice President and General Manager of Sunoco Chemicals, and most recently retiring as Senior Vice President and Chief Administrative officer. Mr. Valutas serves as a board member for the Philadelphia Orchestra, Drexel University, Drexel University College of

Medicine and the Chemical Heritage Foundation. Prior to his experience with Sunoco Inc., Mr. Valutas worked as a Certified Public Accountant for Arthur Andersen & Co. The Board determined that Mr. Valutas should be nominated for election as a director due to his industry and financial and accounting expertise.

Required Vote for Election of Directors

Election as directors of the persons nominated in this Proxy Statement will require the vote of the holders of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.

In accordance with our corporate governance guidelines, any director nominee who receives a greater number of “WITHHELD” votes than votes “FOR” such election must tender his resignation following certification of the stockholder vote. The Governance & Nominating Committee will recommend to the Board whether such resignation should be accepted, and the Board will promptly disclose on a Current Report on Form 8-K its decision whether to accept or reject the resignation. The nominee director who has tendered his resignation cannot participate in any Board action regarding whether to accept his resignation offer.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH NOMINEE AS A DIRECTOR.

OUR BOARD OF DIRECTORS

Role of the Board

Our directors are elected by our stockholders to oversee the actions and results of our management. Their responsibilities include:

•	providing general oversight of our business, including the audit function;

•	approving corporate strategy;

•	approving major management initiatives;

•	providing oversight of legal and ethical conduct;

•	overseeing the management of any significant business risks;

•	selecting, compensating, and evaluating directors;

•	evaluating board processes and performance;

•	selecting, compensating, evaluating and, when necessary, replacing the President and Chief Executive Officer, and compensating other senior executives;

•	ensuring that a succession plan is in place for all senior executives; and

•	establishing and overseeing committees to manage the foregoing.

Composition of the Board

We believe there should always be a substantial majority (75% or more) of independent directors and that the Chief Executive Officer should be a Board member. Other officers may, from time to time, be Board members, but no officer other than the Chief Executive Officer should expect to be elected to the Board by virtue of his or her position with us.

Selection of Director Nominees

The Board is responsible for selecting candidates for Board membership and for establishing the criteria to be used in identifying potential candidates. The Board delegates the screening process to the members of the Governance & Nominating Committee. For more information on the director nomination process, including the selection criteria, see the GulfMark Offshore, Inc. Governance & Nominating Policy available online at http://www.gulfmark.com/fw/main/Corporate-Governance-19.html.

We believe that it is important for our Board to be comprised of individuals with diverse backgrounds, skills and experiences. The composition of the Board and the experience, as well as the qualities, brought to the Board by our directors are reviewed annually. While the Governance & Nominating Committee does not have a formal diversity policy and identifies qualified potential candidates without regard to any candidate’s race, color, disability, gender, national origin, religion or creed, it does seek to ensure the fair representation of all stockholder interests on the Board.

The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions. Nominees should have substantial experience with one or more publicly traded national or multinational companies or should have achieved a high level of distinction in their chosen fields.

The Board is particularly interested in maintaining a mix that includes the following backgrounds:

•	active or retired chief executive officers and senior executives;

•	experience in operations, finance, accounting, and/or banking;

•	international business;

•	oilfield services; and

•	other oil and gas industry experience.

Finally, Board members should display the personal attributes necessary to be an effective director: integrity, sound judgment, independence, ability to operate collaboratively, and commitment to the Company and our stockholders. The Board believes that the use of these general criteria, along with a non-discriminatory policy, will best result in a Board that evidences that diversity in many respects. The Board believes that it currently maintains that diversity.

Separation of the Roles of Chairman of the Board and Chief Executive Officer

We believe that separating the role of Chairman of the Board of Directors from that of Chief Executive Officer can facilitate a clear delineation between the oversight responsibilities of the Board and the management responsibilities of the Chief Executive Officer. We also believe that the decision to separate these roles is dependent on the attributes of the two individuals involved. When properly constructed and constituted, the separation allows the Chairman of the Board to more readily manage the time requirements and distractions of general Board operations, routine contact with fellow directors between meetings, and can foster candor in evaluating the Company’s and our Chief Executive Officer’s performance. This provides the Chief Executive Officer with additional time to manage and execute the strategic plans for our business.

Board Independence

Our Board has determined that all seven of our current non-management directors nominated for election as a director qualify as “independent” directors under the New York Stock Exchange (“NYSE”) corporate governance rules and that each member of the Audit Committee qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act of 1934 (the “Exchange Act”). Each of our seven nominated non-management directors are also “non-employee directors” as defined under Exchange Act Rule 16b-3 and “outside directors” as defined in the Internal Revenue Code, section 162(m). Each committee described below in “Board Committees and Meetings” is comprised in full of independent non-management directors.

To be considered independent under the NYSE rules, our Board affirmatively determined that all seven nominated non-management directors had no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). A director is not independent under the NYSE listing standards applicable to us if:

•	the director was employed by us within the preceding three years;

•	an immediate family member of the director was an executive officer for us within the preceding three years;

•

the director or an immediate family member of the director received from us more than $120,000 per year, within the preceding three years, in direct compensation, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•

the director was affiliated with or employed by, or an immediate family member of the director was affiliated with or employed in a professional capacity by, a present or former internal or external auditor of us, within the preceding three years;

•

the director or an immediate family member of the director was employed, within the preceding three years, as an executive officer of another company where any of our present executives serve on that company’s compensation committee; or

•

the director is a current employee, or an immediate family member of the director is a current executive officer of a company that has made payments to or received payments from us for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

The following is not considered by our Board to be a material relationship that would impair a director’s independence. No material relationship exists if a director is an executive officer of, or beneficially owns in excess of a 10% equity interest in, another company:

•	that does business with us, and the amount of the annual payments to us is less than five percent of our annual consolidated gross revenues, or $200,000, whichever is more;

•	that does business with us, and the amount of the annual payments by us to such other company is less than five percent of our annual consolidated gross revenues, or $200,000, whichever is more; or

•	to which we were indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of our consolidated assets.

For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our Board members who satisfy the independence guidelines described above.

Approval of Related Person Transactions

Our Audit Committee is responsible for reviewing and approving the terms and conditions of all proposed transactions between us, any of our officers or directors, or relatives or affiliates of any such officers or directors, to ensure that any such related-party transaction is fair and is in our overall best interest. No transactions requiring approval occurred in 2013.

Board Committees and Meetings

Pursuant to our Bylaws, the Board has established committees, including an Audit Committee, a Compensation Committee and a Governance & Nominating Committee. During the year ended December 31, 2013, the Board met six times, the Audit Committee met 9 times, the Compensation Committee met five times and the Governance & Nominating Committee met four times. During 2013, each director (except Messrs. Kohlhagen and Valutas who were appointed to the Board in September 2013) attended 75% or more of the total meetings of the Board and each director attended 75% or more of the total meetings of the committees on which such director served. Our policy regarding director attendance at the Annual Meeting is that directors are invited to attend, and that we will make all appropriate arrangements for directors that choose to attend. All directors then serving on the Board attended the 2013 Annual Meeting.

Audit Committee

We have an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Messrs. Ford (Chairman), Bijur, Gordon, Kohlhagen and Ross are the current members of the Audit Committee. The Board has determined that all of the Audit Committee members are “independent” as defined in the NYSE listing standards applicable to us. Mr. Ford, by virtue of his financial, audit and accounting expertise gained as a partner in a top tier public accounting firm, has been designated as an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K. The Audit Committee’s function is to provide oversight of the Company’s accounting policies. Its principal oversight responsibilities are to:

•	make recommendations to the Board concerning the selection and discharge of our independent public accountants;

•	discuss with our internal auditors and independent public accountants the overall scope and plans for their respective audits, including the adequacy of staffing and compensation; and

•	discuss with management, internal auditors and independent public accountants the adequacy and effectiveness of our accounting and financial controls.

The Board adopted a written charter for the Audit Committee, which is posted on our website at www.gulfmark.com.

Executive Sessions of the Directors

Non-management directors meet in executive sessions following Board and committee meetings without any members of management being present and at which only those directors who meet the independence standards of the NYSE are present, provided however, that committees may, by invitation, meet with individual members of management, including our President and Chief Executive Officer, during executive sessions. Mr. Butters presides as chairman of each executive session of the Board unless the particular topic of the applicable executive session dictates that another independent director serve as chairman of the meeting. In the case of an executive session of the independent directors held in connection with a meeting of a committee of the Board, the chairman of the particular committee will preside as chairman of the executive session.

Compensation Committee

Messrs. Butters (Chairman), Gordon, Kohlhagen, and Valutas are the current members of the Compensation Committee. The functions of the Compensation Committee are to:

•	formulate, administer and periodically assess our compensation philosophy in light of actual pay practices, policies and programs;

•	review overall plan design for each of the major benefit programs;

•	retain independent advisors to assist the Compensation Committee in its role of assessing and administering these programs;

•

review and monitor succession plans for the President and Chief Executive Officer and our other officers, as well as the general policies and programs associated with development of our management team;

•	independently administer the compensation and benefit programs of the President and Chief Executive Officer;

•

annually review the compensation levels of our executive officers using independent data and the President and Chief Executive Officer’s recommendations on compensation (other than his own) and make recommendations to the Board on salary changes, annual bonus plan provisions and payouts and equity grants; and

•

periodically review the components, administration and operation of our incentive compensation programs to ensure that no material risks exist that would or could promote excessive risk taking that could be detrimental to us or our stock.

The recommendations of the Compensation Committee are reviewed and subject to approval by the full Board, including a majority of our independent directors.

The Board adopted a written charter for the Compensation Committee, which is posted on our website at www.gulfmark.com.

Information regarding the processes and procedures for the consideration and determination of executive compensation may be found in the “Compensation Discussion and Analysis” on pages 15 to 26 of this Proxy Statement.

Governance & Nominating Committee

Messrs. Bijur (Chairman), Ford, Ross and Valutas are the current members of the Governance & Nominating Committee. The functions of the Governance & Nominating Committee are to:

•	develop and periodically review our governance principles;

•	identify new directors and annually recommend directors for election to the Board;

•	annually evaluate Board and Committee performance; and

•	review and recommend Board compensation for non-employee directors.

The Governance & Nominating Committee has not previously received any recommendations for director candidates from stockholders. The Governance & Nominating Committee will consider any candidate that has timely given written notice to our Secretary in the same manner as a candidate selected by our Board. If you would like to recommend a director candidate for consideration by our Governance & Nominating Committee you may submit your recommendation to our executive offices at GulfMark Offshore, Inc., 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024, Attn: Corporate Secretary. The notice should set forth as to each person you propose to nominate for election or reelection as a director:

•	all information required to be disclosed in solicitations of proxies for election of directors in a contested election, or is otherwise required under then-current SEC rules;

•

a description of all direct and indirect compensation and other material monetary agreements during the past three years, and any other material relationships, between or among you or any person deemed to be associated with you, as described below (an “associated person”), if any, on the one hand, and such proposed nominee or his or her respective affiliates and associates on the other hand; and

•

completed and signed Director Representation and Agreement and Director Questionnaire with respect to the background and qualifications of such nominee, the forms of which you can obtain from us upon written request to our executive offices at the address set forth above.

An associated person includes (1) any of your affiliates or associates, (2) any beneficial owner of our Common Stock on whose behalf you make any proposal or nomination, and (3) any other person with whom you, the beneficial owner or any of your affiliates or associates has an agreement or understanding for the purpose of acquiring, holding, voting or disposing of our Common Stock or obtaining, changing or influencing the control of us.

In addition, you will need to provide the following information regarding yourself and any associated person:

•	any information that would be required to be disclosed in solicitations of proxies for the election of directors in a contested election, or is otherwise required under then-current SEC rules;

•

a representation that you are a holder of record of our capital stock entitled to vote at such meeting and that you intend to appear in person or by proxy at the meeting to propose such nomination; and

•

a representation as to whether you or any associated person intends or is part of a group that intends to (1) deliver a Proxy Statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to elect the nominee or (2) otherwise solicit proxies or votes from stockholders in support of such nomination.

For a full description of the process for stockholders nominating a director, see Section 1.13(a)(4) of our Bylaws.

The Governance & Nominating Committee identifies and evaluates director candidates in accordance with the director qualification standards described in our Governance & Nominating Policy, which can be found on our website, www.gulfmark.com. Candidates are selected for their character, judgment, business experience and acumen, as well as other factors established by the Governance & Nominating Committee in order to satisfy the qualifications for directors described above in the section titled “Selection of Director Nominees”.

The Board has adopted a written Governance & Nominating Committee charter, which is posted on our website at www.gulfmark.com.

Code of Business Conduct and Ethics

The Board adopted a Code of Business Conduct and Ethics applicable to all of our employees and agents as well as a Code of Ethics for our Principal Executive Officer and Senior Financial Officers, which are posted on our website at www.gulfmark.com. We intend to satisfy the disclosure requirement regarding any changes to our code of ethics we adopt and/or any waiver from our code of ethics that we grant by posting such information on our website, www.gulfmark.com, or by filing a Current Report on Form 8-K for such event.

Availability of Corporate Governance Documents

Stockholders may obtain copies of the charters of the Audit Committee, the Compensation Committee, and the Governance & Nominating Committee, our Governance & Nominating Policy and our Codes of Business Conduct and Ethics free of charge by contacting our Corporate Secretary at our principal address of 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024, or by accessing our website at www.gulfmark.com, selecting the “Investor Relations” tab and then selecting “Corporate Governance”.

DIRECTOR COMPENSATION

Fees and Awards

Each of our non-employee directors is paid (i) a cash retainer of $11,250 each quarter, (ii) $1,500 for each Board meeting attended and (iii) $1,500 for each Committee meeting attended. Mr. Butters is also paid a cash retainer of $8,333 per month for serving as Chairman of the Board. We maintain Committee chairman retainer arrangements with Messrs. Ford, Butters and Bijur in the amounts of $3,750, $2,500 and $2,500, respectively, per quarter for serving as Chairman of the Audit, Compensation and Governance & Nominating Committees, respectively.

Directors are awarded $100,000 in restricted stock at each Annual Meeting. On June 4, 2013, each then serving non-employee director was granted 2,176 shares of restricted stock. New directors are awarded $160,000 in restricted stock upon appointment to the Board. Messrs. Kohlhagen and Valutas were each granted 3,148 shares of restricted stock on September 17, 2013 upon their appointment to the Board. The number of shares awarded depends on the share price on the day of award. Restricted stock awards vest in full on the first anniversary of the grant date of the award, subject to continued service by the director. Vesting is accelerated if the director’s service ends due to death or disability or in the event the director is not reelected or nominated for reelection to the Board but completes his elected or appointed term of service.

Total compensation paid in 2013 to non-employee directors, including the value of restricted stock granted, cash director fees and retainers, matching and discretionary contributions made by us under the GulfMark Offshore, Inc. Executive Deferred Compensation Plan (the “EDC Plan”), and earnings under the EDC Plan (to the extent such earnings are considered preferential under SEC rules), is as follows:

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Non- qualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
Peter I. Bijur	$89,500	$100,000	$18,071	$13,427	$220,998
David J. Butters	171,500	100,000	62,558	25,726	359,784
Brian R. Ford	84,000	100,000	223	12,601	196,824
Louis S. Gimbel, 3rd(5)	30,000	-	-	2,588	32,588
Sheldon S. Gordon	79,500	100,000	-	11,927	191,427
Steven W. Kohlhagen	19,125	160,000	-	2,869	181,994
Robert B. Millard(5)	28,500	100,000	-	2,590	131,090
Rex C. Ross	69,000	100,000	1,853	10,352	181,205
Charles K. Valutas	19,125	160,000	-	2,869	181,994

(1)Certain non-employee directors elected for 2013 to defer all or a portion of the cash fees reported in this column under the EDC Plan.

(2)Represents the aggregate grant date fair value of restricted stock awards granted to the non-employee directors during 2013, determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Compensation—Stock Compensation, excluding the effect of estimated forfeitures. See Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for a discussion of the assumptions used in determining the FASB ASC Topic 718 grant date fair value of these awards. As of December 31, 2013, (a) none of our non-employee directors held any outstanding stock options, (b) Messrs. Bijur, Butters, Ford, Gordon and Ross each held 2,176 unvested shares of restricted stock, and (c) Messrs. Kohlhagen and Valutas each held 3,148 unvested shares of restricted stock.

(3)Represents earnings that accrued during 2013 to the accounts of the non-employee directors in the EDC Plan to the extent that the rate of return is considered above-market or preferential because it exceeds a market rate specified by SEC rules.

(4)Reflects discretionary and matching contributions made by us on behalf of the non-employee directors to the EDC Plan during 2013.

(5)Mr. Gimbel did not stand for reelection as a director at the 2013 Annual Meeting of Stockholders and as of June 4, 2013 was no longer a member of the Board. Mr. Millard resigned as a member of the Board on June 26, 2013. Messrs. Gimbel and Millard did not hold any outstanding unvested shares of restricted stock as of December 31, 2013.

Executive Deferred Compensation Plan

We sponsor the EDC Plan, whereby participants may elect to contribute a portion of their cash compensation, which is matched by us up to a certain point, and in which we may elect to make additional discretionary contributions. Contributions are generally not taxable to the participant until distributed, which generally occurs after retirement or resignation. Participants in the EDC Plan are generally our directors and senior management, including all persons described in this Proxy Statement.

Although discretionary, we have elected every year since inception of the EDC Plan to contribute 7.5% of a participant’s total cash compensation to the EDC Plan. In addition, contributions by the participants are matched dollar-for-dollar up to 7.5% of the participant’s total cash compensation. Director participants may elect to contribute up to 100% of their cash compensation to the EDC Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of our Compensation Committee is or was an officer or employee for us or any of our subsidiaries or had any relationship requiring disclosure under applicable rules. During 2013, none of our executive officers served as (1) a member of the compensation committee of another entity, one of whose executive officers served on our Compensation Committee, (2) a director of another entity, one of whose executive officers served on our Compensation Committee, or (3) a member of the compensation committee of another entity, one of whose executive officers served as one of our directors.

CONTRIBUTIONS TO TAX EXEMPT ORGANIZATIONS

We have made no contributions to any tax exempt organization in which any independent director serves as an executive officer.

EXECUTIVE OFFICERS

The following are our current executive officers, who serve at the discretion of the Board:

Name	Position	Age
Quintin V. Kneen	President and Chief Executive Officer	48
James M. Mitchell	Executive Vice President and Chief Financial Officer	46
David B. Rosenwasser	Senior Executive Vice President and Chief Operating Officer	43
Richard M. Safier	Senior Vice President - General Counsel and Secretary	59
Samuel R. Rubio	Senior Vice President - Controller and Chief Accounting Officer	54
David E. Darling	Senior Vice President - Human Resources	59

Quintin V. Kneen’s biographical information can be found in “Proposal 1 – Election of Directors” on page 6 of this Proxy Statement.

James (Jay) M. Mitchell was named our Executive Vice President and Chief Financial Officer in June 2013. His expertise includes strategic planning, merger and acquisitions, finance, accounting, treasure, taxation, risk management and investor relations. His most recent experience was Chief Executive Officer of the privately held Flex Energy. Previously, Mr. Mitchell worked as Senior Vice President and CFO of T-3 Energy Services, a publicly traded company, until its successful sale in 2011. He earned a MPA in Taxation from the University of Texas at Austin, and a B.B.A in Accounting from Georgia State University.

David B. Rosenwasser was named Executive Vice President and Chief Operating Officer in June 2012 and was promoted to Senior Executive Vice President in the same function in February 2013. He has served GulfMark since 2001 in business development from 2001 through 2006, Area Manager – Brazil from 2007 through 2008, Vice President Americas from 2009 through 2012, and Executive Vice President and Chief Operating Officer from 2012 through 2013. Previously Mr. Rosenwasser was an Associate at Lehman Brothers from 1997 through 2001. He has a Bachelor of Arts in Business from Texas A&M University and a J.D. from the New York Law School.

Richard M. Safier was named our Vice President, General Counsel, and Corporate Secretary on March 15, 2011, and was promoted to Senior Vice President in the same function in June 2012. Previously Mr. Safier was Vice President, General Counsel, and Corporate Secretary of T-3 Energy Services, Inc. from March 2006 until March 2011. Prior to joining T-3 Energy Services, Inc., Mr. Safier was the General Counsel and Corporate Secretary for a privately held Houston based software company and in addition held positions of increasing responsibilities in the offices of two Houston based law firms. He has a Bachelor of Arts from the University of South Carolina and a J.D. from the South Texas College of Law. Mr. Safier is a member of the State Bar of Texas.

Samuel R. Rubio was named our Vice President – Controller and Chief Accounting Officer on December 31, 2008 and was promoted to Senior Vice President in the same function in June 2012. Mr. Rubio joined us in

2005 as the Assistant Controller and was subsequently promoted to Controller in 2007. He has a Bachelor of Business Administration degree from Sul Ross State University and is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. In addition, Mr. Rubio has over 25 years of experience in accounting at both operating division and corporate levels as well as the management of accounting organizations.

David E. Darling was named our Vice President – Human Resources on November 21, 2008 and was promoted to Senior Vice President in the same function in June 2012. Mr. Darling has over 23 years of human resource experience. He came to us through our acquisition of Rigdon Marine, where he was employed as Human Resource Director since 2007. Prior to joining Rigdon Marine, Mr. Darling served as Executive Vice President of Human Resources for a wholly owned subsidiary of the Ford Motor Company which he joined in 2000. Additionally, Mr. Darling has 15 years of experience in the offshore vessel industry as Vessel Master, Operations Manager and Human Resources Manager with Zapata Gulf Marine and Tidewater, Inc. Mr. Darling earned his Bachelor of Science in Human Resources Management from Brenau University and his Master of Science in Human Resources Management and Labor Relations from the New York Institute of Technology.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

This Compensation Discussion and Analysis provides information regarding the 2013 compensation program in place for (i) the two individuals who served as our President and Chief Executive Officer during 2013, (ii) our Chief Financial Officer, and (iii) our three other most highly-compensated executive officers (collectively, our “named executive officers”). This section includes information regarding our compensation philosophy and objectives, the components of our compensation program, and the key factors the Board, the Compensation Committee and our President and Chief Executive Officer considered in determining the compensation for our named executive officers in 2013. For 2013, our named executive officers were:

Name	Title
Quintin V. Kneen	President and Chief Executive Officer
Bruce A. Streeter	Former President and Chief Executive Officer
James M. Mitchell	Executive Vice President and Chief Financial Officer
David B. Rosenwasser	Senior Executive Vice President and Chief Operating Officer
Richard M. Safier	Senior Vice President - General Counsel and Secretary
Samuel R. Rubio	Senior Vice President - Controller and Chief Accounting Officer

Effective June 4, 2013, Mr. Streeter retired from his position as our President and Chief Executive Officer and Mr. Kneen, who previously served as our Executive Vice President and Chief Financial Officer, assumed the role of President and Chief Executive Officer. On May 30, 2013, Mr. Mitchell was hired as our Executive Vice President and Chief Financial Officer.

The components of our 2013 compensation program are as follows:

Type	Form	Terms	Role in Total Compensation
Cash	– Base Salary	– Set annually based on market conditions, peer data and other factors, including the executive officer’s skills and experience	– A core element of competitive total compensation, important in attracting and retaining qualified executive officers
	– Annual Non-Equity Incentives	– Linked to Company-wide performance but discretionary factors are also considered	– Aligns executive officers with annual strategic, operational and financial results and recognizes individual and performance-based contributions to annual results
Equity	– Long-Term Equity Incentive Awards	– Restricted stock with restrictions lapsing in thirds on each anniversary of the date of grant over three years	– Aligns executive officers with sustained long-term value creation and stockholder interests

Type	Form	Terms	Role in Total Compensation
		– Options to acquire our stock which become exercisable ratably over three years and have a seven year term	– Creates opportunity for a meaningful and sustained ownership stake
Other	– Severance and Change of Control Arrangements	– Payments and benefits are triggered only if the officer is involuntarily terminated or terminates employment following an adverse change in employment	– Helps mitigate possible disincentives to pursue value-added transactions if employment prospects are uncertain – Provides assistance with transition if post-transaction employment is not offered
	– Deferred Compensation Plan	– Allows deferral of salary and bonus with a portion required to be invested in our stock, with distribution occurring after retirement or resignation	– Contributes towards financial security for various life events (e.g., retirement, disability or death) by providing a mechanism for additional savings
	– Benefits and Perquisites	– Generally on the same terms as other employees, including our employee stock purchase plan – Certain executive officers receive personal use of company vehicles and reimbursement of club dues

–  Benefits provided are generally intended to be competitive with those provided by our peer group companies

–  It is the Compensation Committee’s policy that perquisites be limited and consistent with our overall compensation program

Compensation Philosophy and Objectives

Our compensation philosophy is to set the fixed compensation of our senior executives competitively for their demonstrated skills and industry experience. Variable compensation, both annual and long-term, should reflect the results of performance against a combination of quantitative and subjective measures. We target between 25% and the median of the peer group for all elements of pay, including base salary, annual incentives, and long-term incentives. Our compensation programs are designed so that superior performance is rewarded with payouts that are near the median of the market.

Our compensation and benefits programs are designed to achieve the following objectives:

•

Compensation should enable us to attract, motivate and retain talented executive officers capable of leading us in a competitive and changing industry and to align the interests of our executives with those of our stockholders to ensure long-term success and stockholder value.

•	Compensation should reflect the marketplace for talent. We strive to remain competitive with the pay of other peer companies with which we compete for talent.

•	Annual cash and equity awards should reflect progress towards our financial and personal goals that balance rewards for both short-term and long-term performance.

Say-on-Pay Stockholder Voting Results

At our 2013 Annual Meeting of Stockholders, more than 95% of the shares that were voted approved the compensation of our named executive officers as disclosed in our 2013 proxy statement. The Board and the Compensation Committee reviewed the results of this vote and concluded that with this level of support, no changes to our compensation design and philosophy needed to be considered as a result of the vote.

Administration of our Executive Compensation Program

Our executive compensation program is developed and administered by the Compensation Committee, which is comprised of four non-employee independent directors. The Compensation Committee is responsible for the review and assessment of all aspects of our executive compensation program. The specific duties and responsibilities of the Compensation Committee are described in this Proxy Statement under “Our Board of Directors – Board Committees and Meetings – Compensation Committee”. The recommendations of the Compensation Committee, including with respect to the specific base salary and bonus compensation of the named executive officers (other than for the Senior Vice Presidents), are approved by the full Board, including a majority of the independent directors.

Setting Executive Compensation

The Compensation Committee analyzes the compensation practices of a group of peer companies, consisting of other publicly-traded companies in the energy industry, including offshore vessel operators, offshore drilling companies, oilfield services companies and oil and gas exploration and energy companies, with revenue and market capitalization that is similar to ours. The Compensation Committee uses the compiled data from the peer group as a general guideline for discussion when considering executive compensation matters. The overall goal of this process is to enable us to provide total compensation packages to our executive officers that are competitive with prevailing practices in our industry.

In determining compensation for our named executive officers, each element of our compensation program is compared against published data for the peer group. Deloitte Consulting LLC (“Deloitte”) was engaged in 2013 to provide us with proxy analysis and overall compensation guidance and assisted the Compensation Committee in determining the peer group. The Compensation Committee selected the following 14 companies (the “peer group”) against which to compare our executive compensation program for 2013:

Basic Energy Services, Inc.	Key Energy Services Inc.
Bristow Group Inc.	PHI Inc.
C&J Energy Services, Inc.	Newpark Resources, Inc.
Exterran Holdings, Inc.	Seacor Holdings Inc.
Helix Energy Solutions Group, Inc.	Superior Energy Services, Inc.
Hornbeck Offshore Services, Inc.	Tetra Technologies Inc.
Ion Geophysical Corporation	Tidewater Inc.

The Compensation Committee reviews the composition of the peer group on an annual basis. The Compensation Committee may elect to modify the peer group in future periods to reflect best practices in executive compensation or changes in our business or the business of other companies, in and outside the peer group.

Deloitte was also engaged in 2013 to conduct an Executive Compensation Review comparing our compensation practices with those in our peer group. This information allowed our Compensation Committee to directly compare compensation and principal components for our named executive officers with those similarly situated officers in our peer group, as well as review aggregate compensation as compared to such group.

We target between 25% and the median of the peer group, which is larger on average than we are in terms of revenue and market capitalization, for all elements of pay.

Role of Executive Officers in Executive Compensation Decisions

Our President and Chief Executive Officer works closely with the Compensation Committee providing his assessment and recommendations on the competitiveness of the programs, performance issues and challenges, and makes recommendations for consideration pertaining to the compensation of his executive team, including the performance criteria for the named executive officers other than himself. The Compensation Committee takes these recommendations into consideration and either approves the proposal of the President and Chief Executive Officer or works with the President and Chief Executive Officer to develop suitable alternatives. The President and Chief Executive Officer also determines the specific base salary and bonus compensation for our Senior Vice Presidents based on similar guidelines to those utilized by the Compensation Committee for the other named executive officers. The President and Chief Executive Officer does not make, participate in, provide input for or make recommendations about his own compensation. In addition, none of the other named executive officers participate in the deliberation process of the Compensation Committee. Such executive officers do, however, participate in the review and award process for other key employees.

Setting Performance Measures

When setting performance goals and objectives, we attempt to use criteria that assess our performance against our peer group rather than absolute performance. This is based on the belief that our absolute performance can be affected both negatively and positively by industry factors over which our executives have no control, such as prices for oil and natural gas. We have developed metrics we feel reflect performance against our peers with a balance of specific internal goals that will enhance our ability to grow and create further stockholder value.

For additional detail regarding our performance measures and how they affect our executive compensation please see sections entitled “Non-Equity Incentive Plan Compensation” and “2013 Executive Compensation Decisions – Annual Non-Equity Incentives – Our 2013 Performance” below.

Performance Review

At the end of each year, calculations required to support achievement of compensation goals established by the Compensation Committee are provided to the Compensation Committee by our financial department. The Compensation Committee then reviews the performance of our named executive officers (other than the Senior Vice Presidents) based on their achievement of the established objectives, contribution to our performance and individual performance. This review is shared with the President and Chief Executive Officer and recommendations for compensation are provided to the Board for consideration and approval.

For our Senior Vice Presidents, performance criteria is set at the beginning of the year and reviewed at the end of the year. Recommendations regarding the compensation awarded to these individuals is approved by the President and Chief Executive Officer.

Compensation Program Components

An executive’s compensation typically consists of:

•	Base salary;

•	Annual non-equity incentives;

•	Long-term equity incentive awards (in the form of restricted stock and stock options);

•	Severance and change in control arrangements; and

•	Other benefits and perquisites (including participation in our deferred compensation plan).

The balance among these components is established annually by the Compensation Committee and is designed to recognize past performance, retain our executive officers and encourage future performance. For a breakdown of the mix of short-term and long-term compensation in 2013, please see the table included under the section entitled “Allocation of Short- and Long-Term Compensation” below.

The particular elements that comprise the executive compensation program for our named executive officers are set forth in more detail below.

Base Salary

Base salary for our executive officers is reviewed and set annually based on the market practices observed within the peer group. Salary levels are adjusted to take into account job responsibility, job complexity, individual performance, cost of living and other relevant factors. We believe this component of pay is one of the most effective ways to attract and retain executives. We generally set our named executive officers’ base salaries to fall between the 25th percentile and the median of our peer group.

In addition to market practices and the other factors described above, in recommending the overall salary increases that are established each year, the Compensation Committee considers industry information and current economics. The objective is to allow for salary increases to retain, motivate and reward successful performance while maintaining affordability within our business plan. Though individual increases can be more or less than the budgeted percentage amount in a given year depending on individual performance, the aggregate of the increases must stay within budget in most cases. Exceptions can be made when executive officers are promoted and assume additional responsibilities.

Annual Non-Equity Incentives

We provide annual non-equity incentive compensation to our executive officers in the form of annual cash bonuses relating to financial and operational achievements during the year pursuant to the GulfMark Offshore, Inc. Incentive Compensation Plan (the “Incentive Compensation Plan”) for the purpose of retaining and motivating our executive officers. Cash bonus awards under our Incentive Compensation Plan are linked to the achievement of Company-wide performance goals and are designed to put a significant portion of total compensation at risk in order to motivate and retain our executive officers. This structure is designed to allow for a target total cash compensation opportunity (base salary plus annual non-equity incentive award) to be at or above the 25th percentile and the median when compared to our peer group.

The cash amounts of such bonuses actually paid to the executive officers are determined using the following formula:

Annual Salary	x	Bonus Target Percentage	x	Company- Wide Performance Multiplier	=	Cash Bonus Amount

A Bonus Target Percentage is established for each executive officer based upon a review of the competitive data for that position, level of responsibility and ability to impact our success. Individual Bonus Target Percentages for our named executive officers, other than our President and Chief Executive Officer, range from 75% to 100% of base salary. The President and Chief Executive Officer’s potential bonus has no Bonus Target Percentage as the Compensation Committee believes there should be flexibility to award amounts in excess of base salary in the event of significant achievements above the Company-wide goals and objectives established for the year.

The Company-Wide Performance Multiplier is based on our financial performance (60%), our safety performance (10%) and each named executive officer’s personal goals (30%). Although the achievement of certain financial objectives as measured by a business segment’s earnings are considered in determining the annual bonuses, other subjective and less quantifiable criteria are also considered, such as market penetration, development of the fleet, and effectiveness of new information systems. In this regard, the Compensation Committee takes into account specific operational achievements that are expected to affect future earnings and results, or that had an identifiable impact on the year’s results. For additional detail regarding our performance metrics and our actual performance, please see the section entitled “2013 Executive Compensation Decisions – Annual Non-Equity Incentives – Our 2013 Performance” below.

Long-Term Equity Incentive Awards

We also provide long-term incentive compensation to our executive officers through equity awards pursuant to the GulfMark Offshore, Inc. 2010 Omnibus Equity Incentive Plan (the “2010 Equity Incentive Plan”). The use of equity awards is intended to provide incentives to our executive officers to work toward our long-term goals. Because long-term equity incentive awards are a key component of our compensation program and we need to ensure we have an adequate number of shares available to meet our future needs, we are asking stockholders at the Annual Meeting to approve the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan, under which 1,000,000 shares of our common stock will be immediately available for issuance. Please see “Proposal 2—Proposal to Adopt the 2014 Omnibus Equity Incentive Plan” for additional information.

It is our policy to make annual grants of long-term equity incentive awards in the first quarter of the year following the performance year to which the award relates, which gives the Compensation Committee enough time to review the prior year’s performance. With respect to the 2012 performance year, the Compensation Committee chose to award a mixture of both restricted stock and stock options to executive officers in order to create a higher level of retention and further align executive management and stockholder interests. With respect to the 2013 performance year, the Compensation Committee again chose to award a mixture of restricted stock and stock options to certain named executive officers. The Senior Vice Presidents received restricted stock only for the 2013 performance year.

The restrictions on restricted stock generally lapse annually on each anniversary of the date of grant in substantially equal installments over three years, and the stock options become exercisable over a three year period with a seven year term. Any cash dividends paid with respect to unvested shares of restricted stock will be accumulated and paid to the executive officer when the restricted shares vest.

The number of shares of restricted stock awarded for the 2013 performance year to each of our named executive officers was determined by the following formula:

Total Annual Base Salary	x	Target Equity Award Percentage	x	75%(1) or 100%	÷	Average High and Low Stock Price on Date of Award	=	Number of Shares Awarded

(1)For our top three named executive officers, the applicable percentage was 75% and for the Senior Vice Presidents, the applicable percentage was 100%. With respect to the restricted stock awarded for the 2012 performance year, the applicable percentage was 75% for all named executive officers.

The number of shares underlying the stock options awarded to our named executive officers (other than the Senior Vice Presidents) in 2013 was determined by the following formula:

Total Annual Base Salary	x	Target Equity Award Percentage	x	25%(1)	÷	Black-Scholes Value	=	Number of Options Awarded

(1)With respect to the long-term equity incentive awards for the 2012 performance year, all named executive officers received 25% of their total award in the form of stock options.

Severance and Change of Control Arrangements

Currently, we have an employment agreement with our President and Chief Executive Officer that provides for certain severance payments in the event he is terminated without cause or terminates his employment for good reason, including as a result of a change of control, as provided in the agreement. In addition, we have an employment agreement and separate change of control agreement with our Executive Vice President and Chief Financial Officer and our Senior Vice President – General Counsel and Secretary that include similar provisions. Additional information regarding the terms and provisions of the employment agreements is provided below under “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements.”

The purpose of the severance and change in control arrangements with our named executive officers is to:

•	ensure that we will have the continued dedication of the executive officers; and

•	diminish the inevitable distraction of the executive resulting from the uncertainties and risks created by a pending or threatened change of control.

The change of control provision included in each of these agreements requires a “double trigger” in order for the executive officer to receive any payment in the event of a change of control situation. First, a change of control must occur and, second, the individual must terminate his employment for good reason or we must terminate his employment without cause during a specified protection period. We believe providing change of control protection ensures impartiality and objectivity of these named executive officers in the context of a change of control situation and protects the interests of our stockholders.

Our named executive officers who do not have employment agreements or change of control agreements are eligible participants in our Severance Benefits Policy, which provides severance pay based on years of continuous service to terminated or laid off employees under certain circumstances, including termination without cause or because of a change in control.

Additional information regarding the severance and change of control arrangements with our named executive officers, including the amounts provided to Mr. Streeter upon his retirement as our President and Chief Executive Officer in June 2013, is provided below under “Potential Payments upon Termination or Change of Control.”

Deferred Compensation Plan

We provide our executive officers with the opportunity to defer certain portions of their salary and bonuses paid by us for distribution after retirement or resignation through our EDC Plan. The EDC Plan is intended to encourage the continued employment of the participating employees and to facilitate the recruiting of executive officers and other highly compensated employees required for our continued growth and profitability. The first 7.5% of compensation deferred by a participant under the EDC Plan must be invested in our common stock and contributions in excess of that amount can be allocated into either our common stock or an account in which we provide a return equivalent to the prime rate plus 2%. Contributions by participants are matched dollar-for-dollar up to 7.5% of the participant’s total cash compensation and we may elect to make additional annual discretionary contributions to the EDC Plan equal to a designated percentage of a participant’s total cash compensation for the year. These company-provided contributions vest pro rata over five years. Our executive officers’ benefits and participation in the EDC Plan are described in “Nonqualified Deferred Compensation” on page 33 of this Proxy Statement.

Other Benefits

Our executive officers participate in our other benefit plans on the same terms as other employees. These plans include a defined contribution plan, our 401(k) plan, for which we match up to 100% of the first 5% of salary contributed by the employee, medical, dental, and term life insurance, and our employee stock purchase plan.

In addition, we entered into a Supplemental Income Agreement with Mr. Streeter in January 2000, which was subsequently amended in 2010, 2011 and 2012, to reimburse him for premiums paid under certain life insurance policies, provided he continued employment with us until the retirement date specified in the agreement. On December 4, 2013, six months following his retirement date and in accordance with his Supplemental Income Agreement and his employment agreement, Mr. Streeter was paid $408,780 in settlement of this benefit.

Perquisites

We provide our executive officers with limited perquisites and other personal benefits that we and the Compensation Committee believe are reasonable and consistent with our overall compensation program. During 2013, executive officers were provided the following perquisites:

•

Use of vehicle: We provided Mr. Streeter (through his June 4, 2013 retirement date) and Mr. Rosenwasser with a vehicle for use for travel to and from the office and business-related events. We paid for all maintenance, insurance and gasoline for such vehicles.

•

Use of club membership: We paid for the monthly membership fees for certain golf or social clubs for Mr. Streeter (through his June 4, 2013, retirement date), Mr. Kneen and Mr. Mitchell so these executive officers would have an appropriate entertainment forum for customers and vendors.

2013 Executive Compensation Decisions

Determination of 2013 Base Salary

Based on the analysis of the factors, goals and objectives described above in “Compensation Program Components – Base Salary,” the base salary rates of our named executive officers were increased and the following base salary rates were established for 2013:

Name	2013 Base Salary Rate
Quintin V. Kneen(1)	$500,000
Bruce A. Streeter(2)	$671,728
James M. Mitchell(3)	$320,000
David B. Rosenwasser	$355,000
Richard M. Safier	$261,182
Saumuel R. Rubio	$227,069

(1)Mr. Kneen’s base salary for 2013 was originally set at $355,000 and was increased to $500,000 in connection with his promotion to President and Chief Executive Officer on June 4, 2013.

(2)Mr. Streeter retired from his position as our President and Chief Executive Officer on June 4, 2013.

(3)Mr. Mitchell was hired as our Executive Vice President and Chief Financial Officer on May 30, 2013.

Annual Non-Equity Incentives – Our 2013 Performance

At the beginning of 2013, the Compensation Committee established a Bonus Target Percentage of 100% for each of Messrs. Kneen and Rossenwasser. No Bonus Target Percentage was established for Mr. Streeter, as our Compensation Committee believes there should be flexibility to award amounts in excess of base salary for our President and Chief Executive Officer in the event of significant achievements above the Company-wide goals and objectives established for the year. As a result, upon his promotion to President and Chief Executive Officer on June 4, 2013, Mr. Kneen’s Bonus Target Percentage was eliminated. Our President and Chief Executive Officer established a Bonus Target Percentage of 100% for Mr. Safier and 75% for Mr. Rubio. Mr. Mitchell joined the Company on May 30, 2013, and his Bonus Target Percentage was set at 100%, pro-rated for the period of time during 2013 that he was employed by us.

At the beginning of 2013, the Compensation Committee established the following performance goals and weightings for the Company-Wide Performance Multiplier components described below:

The financial performance metric selected for 2013 (weighted 60% of total target opportunity) focused the named executive officers on capital efficiency (return on net capital employed or “RONCE”). The Compensation Committee selected RONCE because it reflects the efficiency and profitability of our capital investments and aligns the interests of the named executive officers with those of our stockholders, as improved RONCE should correspond to increased stockholder returns.

The threshold, target, and maximum goals and the corresponding payout opportunities associated with RONCE component are set forth below:

Performance Goal	Consolidated RONCE(1)	Payout as a % of Target Opportunity related to RONCE
Threshold	5%	30%
Target	11%	100%
Maximum	17%	170%
2013 Achievement	7.8%	62.5%

(1)Consolidated RONCE is determined based on the ratio of adjusted operating income divided by average net capital employed.

Safety is integral to our mission of providing high-quality marine transportation services, and we are committed to protecting the health and safety of our employees, clients, and other stakeholders. In order to further emphasize the importance of safety at the Company, the Compensation Committee felt it was important to tie a portion of each named executive officer’s annual bonus to improvements in safety (weighted 10% of total target opportunity). The target goals associated with the safety metrics included Lost Time Incident Frequency (“LTIF”) of 0.50 per Million Man Hour and Total Recordable Incident Frequency (“TRIF”) of 2.0 per Million Man Hour.

The table below summarizes the 2013 annual non-equity incentive compensation calculations for each of our named executive officers based on 2013 performance.

	RONCE	Safety	Personal Goals	Total Company- Wide Performance Multiplier	Annual Cash Incentive
Quintin V. Kneen	37.5%	10%	30%	77.5%	$332,367
Bruce A. Streeter	37.5%	10%	30%	77.5%	219,822
James M. Mitchell	37.5%	10%	30%	77.5%	145,445
David B. Rosenwasser	37.5%	10%	30%	77.5%	269,500
Richard M. Safier	37.5%	10%	30%	77.5%	222,000
Samuel R. Rubio	37.5%	10%	30%	77.5%	154,623

Long-Term Equity Incentive Awards

The Compensation Committee believes long-term equity incentive awards provide an effective means of executive retention and an incentive to build stockholder value. It is our policy to grant annual equity awards under our 2010 Equity Incentive Plan to the named executive officers during the first quarter of the year following the performance year to which the award relates. The determination of the number of shares granted is based on market compensation data as well as the executive’s responsibility and ability to influence our performance.

With respect to awards granted for both the 2012 and the 2013 performance years, the Compensation Committee set the Target Equity Award Percentage at 200% for each named executive officer (other than the Senior Vice Presidents), and our President and Chief Executive Officer set the Target Equity Award Percentage at 110% for Messrs. Safier and Rubio.

With respect to awards granted on March 24, 2013 for the 2012 performance year (the “2013 Grants”), our named executive officers received 75% of the value of the long-term equity incentive awards in the form of restricted stock and 25% of the value of the long-term equity incentive awards in the form of stock options. Based on the performance of our common stock and the Compensation Committee’s review of competitive practices and our financial achievements and performance, the Compensation Committee determined that the 2013 Grants were reasonable. The following table sets forth the value of restricted stock and stock options and the number of shares or shares underlying stock options issued to the named executive officers on March 24, 2013:

Named Executive Officer	Value of Restricted Shares Awarded	Grant Date Stock Price	Restricted Shares Awarded(1)	Value of Stock Option Awards	Exercise Price	Number of Shares Underlying Options(2)
Quintin V. Kneen(3)	$470,547	$38.83	12,118	$156,849	$38.93	14,783
David B. Rosenwasser	440,847	38.83	11,353	146,949	38.93	13,850
Richard M. Safier	209,199	38.83	5,388	69,733	38.93	6,572
Samuel R. Rubio	181,875	38.83	4,684	60,625	38.93	5,714

(1)Our restricted stock is issued under our 2010 Equity Incentive Plan and vesting is subject to continued employment with us and, while previous performance is considered in making the award, once awarded, the restricted stock is not tied to any level of performance requirements. Restrictions on the restricted stock awarded lapse over three years, one-third per year.

(2)Our stock options become exercisable over three years, one-third per year, and have a seven year term. The number of options awarded was determined using the Black-Scholes value as of March 24, 2013, or $10.61, and the exercise price was set using the stock price of our Common Stock as of the end of trading on March 22, 2013, or $38.93 (since March 24, 2013 was not a trading day).

(3)In addition, upon his appointment as President and Chief Executive Officer, Mr. Kneen was granted an additional 30,000 stock options.

Pursuant to SEC rules, the 2013 Grants are disclosed as 2013 compensation in the Summary Compensation Table and are included in the 2013 Grants of Plan-Based Awards table included in this proxy statement, even though such awards are considered by the Compensation Committee as compensation with respect to the 2012 performance year.

During 2013, we also granted certain special long-term equity incentive awards to recognize the promotion and retirement of certain named executive officers. Mr. Streeter retired from the Company on June 4, 2013 and was awarded 32,500 shares of common stock that were immediately vested on June 3, 2013 in contemplation of his retirement. In addition, in connection with his promotion to President and Chief Executive Officer, Mr. Kneen received a grant of 30,301 stock options on June 4, 2013 that vest over a three year period in substantially equal one-third increments. In connection with his appointment as our Executive Vice President and Chief Financial Officer, Mr. Mitchell was granted a one-time award of 16,000 shares of restricted stock under the 2010 Equity Incentive Plan, which will become 100% vested on May 30, 2016, subject to his continued employment with us.

With respect to awards granted on March 24, 2014 for the 2013 performance year (the “2014 Grants”), our named executive officers (other than the Senior Vice Presidents) received 75% of the value of the long-term equity incentive awards in the form of restricted stock and 25% of the value of the long-term equity incentive awards in the form of stock options. The Senior Vice Presidents received their 2014 Grants solely in the form of restricted stock. Based on the performance of our common stock and the Compensation Committee’s review of competitive practices and our financial achievements and performance, the Compensation Committee determined that the 2014 Grants were reasonable. The following table sets forth the value of restricted stock and stock options and the number of shares or shares underlying stock options issued to each of our named executive officers on March 24, 2014:

Named Executive Officer	Value of Restricted Shares Awarded	Grant Date Stock Price	Restricted Shares Awarded(1)	Value of Stock Option Awards	Exercise Price	Number of Shares Underlying Options(2)
Quintin V. Kneen	$647,468	$44.61	14,516	$215,823	$44.19	16,186
James M. Mitchell	283,334	44.61	6,352	94,445	44.19	7,083
David B. Rosenwasser	525,000	44.61	11,770	175,000	44.19	13,125
Richard M. Safier	287,300	44.61	6,440	-	-	-
Samuel R. Rubio	249,776	44.61	5,600	-	-	-

(1)Our restricted stock is issued under our 2010 Equity Incentive Plan and vesting is subject to continued employment with us and, while previous performance is considered in making the award, once awarded, the restricted stock is not tied to any level of performance requirements. Restrictions on the restricted stock awarded lapse over three years, one-third per year. The number of restricted shares awarded was determined based on the average of the high and low stock price on March 24, 2014, or $44.61.

(2)Our stock options become exercisable over three years, one-third per year, and have a seven year term. The number of options awarded was determined using the Black-Scholes value as of March 24, 2014, or $13.33, and the exercise price was set using the stock price of our common stock as of the end of trading on March 24, 2014, or $44.19.

Pursuant to SEC rules, the 2014 Grants are considered 2014 compensation and will not be disclosed in our Summary Compensation Table until next year. As a result, the 2014 Grants are also not included in the 2013 Grants of Plan-Based Awards table included in this proxy statement, even though such awards are considered by the Compensation Committee as compensation with respect to the 2013 performance year.

Allocation of Short and Long-Term Compensation

The Compensation Committee allocates the compensation of our named executive officers between equity-based and non-equity-based components in order to balance the policies of supporting long-term performance measures while rewarding yearly performance goals. For 2013, the percentage of short-term to long-term benefits given to our named executive officers is listed below based on the amounts included in the 2013 Summary Compensation Table:

Name	Short-Term Benefits(1)	Long-Term Benefits(2)
Quintin V. Kneen	40%	60%
James M. Mitchell	30%	70%
David B. Rosenwasser	48%	52%
Richard M. Safier	58%	42%
Samuel R. Rubio	56%	44%

(1)Short-Term Benefits include salary, annual non-equity incentives, insurance premiums paid under our benefit plans, and the value of perquisites received (i.e., club dues and personal use of our vehicles).

(2)Long-Term Benefits include the grant date fair value of long-term equity incentive awards in the form of restricted stock and stock options, company-provided matching and discretionary contributions under the EDC Plan, and company-provided contributions under our 401(k) plan.

Stock Ownership Guidelines

Our Board has adopted stock ownership guidelines for our directors and executive officers, which are incorporated in our Governance & Nominating Policy and can be found on our website, www.gulfmark.com, by first selecting “Investor Relations” and then selecting “Corporate Governance”. The guidelines require our directors and executive officers to hold the following values in the form of our common stock (the director’s annual base compensation or the executive’s base salary is multiplied by the appropriate multiple):

•	6x for the chief executive officer,

•	5x for all directors,

•	3x for the executive vice presidents, and

•	2x for all other named executive officers.

Ownership of the guideline amounts must be maintained for as long as the director or executive officer is subject to the guidelines, subject to a three year phase in from the date of appointment of the director or executive officer to the applicable office. All of our named executive officers and directors are in compliance with the stock ownership guidelines.

Tax Considerations

In certain situations, tax regulations limit the deductibility of executive compensation paid to certain executive officers. Compensation paid to certain executive officers in excess of $1,000,000 will not be deductible unless it qualifies as “performance-based compensation” and is paid under a plan that has been approved by stockholders consistent with the requirements of Section 162(m) of the Internal Revenue Code. The Compensation Committee periodically considers the application of this legislation when reviewing executive compensation; however, the limitation on deductibility of executive compensation has not had a material impact on us to date, and the decision has been to retain the flexibility of the current approach in setting goals and applying discretion where and when required in making compensation decisions, including with respect to annual non-equity incentives under our Incentive Compensation Plan.

Anti-Hedging and Anti-Pledging Policy

All of our employees, including our named executive officers, are subject to our securities trading policy, which, among other things, prohibits such employees from entering into short sales or hedging or pledging shares of our common stock.

Recoupment of Compensation

To date, the Board has not adopted a formal clawback policy to recoup incentive based compensation upon the occurrence of a financial restatement, misconduct, or other specified events. However, the 2014 Equity Incentive Plan we are asking our stockholders to approve at the Annual Meeting includes language providing that awards granted under the plan may be forfeited and/or recouped to the extent required by applicable law or any clawback policy that we adopt. Our Compensation Committee is currently evaluating the practical, administrative and other implications of adopting, implementing and enforcing a clawback policy, and intends to adopt a clawback policy in compliance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once additional guidance is promulgated by the SEC.

COMPENSATION PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees). Because our Compensation Committee retains the ability to apply discretion when determining the actual amount to be paid to executives pursuant to our annual non-equity incentive program, our Compensation Committee is able to assess the actual behavior of our executive officers as it relates to risk taking in awarding annual cash bonus amounts. Further, our use of long-term equity-based compensation serves our compensation program’s goal of aligning the interests of executive officers and stockholders, thereby reducing the incentives to unnecessary risk taking.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the management of GulfMark Offshore, Inc. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board:

David J. Butters – Chairman of the Compensation Committee

Sheldon S. Gordon – Compensation Committee Member

Steven W. Kohlhagen – Compensation Committee Member

Charles K. Valutas – Compensation Committee Member

2013 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year		Salary	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	Total
Quintin V. Kneen	2013		$431,491	$470,547	$529,551	$332,367	$-	$102,964	1,866,920
President and Chief	2012		313,698	606,179	-	141,165	-	96,286	1,157,328
Executive Officer	2011		303,090	718,568	-	242,472	-	98,144	1,362,274
Bruce A. Streeter	2013		285,484	1,493,375	-	219,822	3,248	124,895	2,126,824
Former President and	2012		652,163	1,260,234	-	293,474	2,663	216,672	2,425,206
Chief Executive Officer	2011		630,109	760,511	-	504,087	639	199,956	2,095,302
James M. Mitchell	2013	(6)	188,889	745,440	-	145,445	-	37,455	1,117,229
Executive Vice
President and Chief Financial Officer
David B. Rosenwasser	2013		350,000	440,847	146,949	269,500	759	92,817	1,300,872
Senior Executive Vice	2012	(7)	293,898	358,958	-	132,255	547	80,923	866,581
President and Chief
Operating Officer
Richard M. Safier	2013		261,182	209,199	69,733	222,000	-	67,007	829,121
Senior Vice President -	2012		253,576	389,750	-	114,109	-	78,463	835,898
General Counsel and	2011	(8)	194,886	177,560	-	179,295	-	16,044	567,785
Secretary
Samuel R. Rubio	2013		227,069	181,875	60,625	154,623	-	58,682	682,874
Senior VP - Controller	2012		220,455	234,289	-	74,404	-	67,870	597,018
and Chief Accounting	2011		213,000	259,233	-	145,000	-	62,755	679,988
Officer

(1)For the annual restricted stock awards, the Compensation Committee meets in the first quarter of each year to establish a value for stock to be awarded to the named executive officers with respect to the preceding performance year. The value of restricted stock awarded is determined using an average of the high and low stock price on the grant date of restricted stock awards: March 24, 2013 ($38.83 per share), March 24, 2012 ($46.76 per share) and March 24, 2011 ($43.51 per share). The restricted stock awards granted on March 24, 2013 for the 2012 performance year (the “2013 Grants”) are reported in the “Stock Awards” column for 2013 in accordance with SEC rules. Restricted stock awards granted on March 24, 2014 for the 2013 performance year (the “2014 Grants”) will be reported in the “Stock Awards” column for 2014 in next year’s proxy statement in accordance with SEC rules. The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, if any, and do not reflect the actual value that may be realized by the executive. See Note 8 to our consolidated financial statements on Form 10-K for fiscal year 2013 for additional detail regarding assumptions underlying the value of these equity awards. For 2013, in addition to the annual restricted stock awards, includes 16,000 restricted shares granted to Mr. Mitchell in May 2013 in connection with his appointment as our Executive Vice President and Chief Financial Officer and 32,500 shares of common stock awarded to Mr. Streeter in June 2013 in contemplation of his retirement that were immediately vested at grant.

(2)For the annual option awards, the Compensation Committee meets in the first quarter of each year to establish a value for options to be awarded to the named executive officers with respect to the preceding performance year. The value of options awarded is determined using the Black-Scholes value as of the grant date of the option awards: March 24, 2013 ($10.61 per option). The exercise price was set using the stock price of our common stock as of the end of trading on March 24, 2013, or $38.93 per share. The option awards granted on March 24, 2013 for the 2012 performance year (the “2013 Grants”) are reported in the “Option Awards” column for 2013 in accordance with SEC rules. Option awards granted on March 24, 2014 for the 2013 performance year (the “2014 Grants”) will be reported in the “Option Awards” column for 2014 in next year’s proxy statement in accordance with SEC rules. The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures, if any, and do not reflect the actual value that may be realized by the executive. See Note 8 to our consolidated financial statements on Form 10-K for fiscal year 2013 for additional detail regarding assumptions underlying the value of these equity awards. For 2013, in addition to the annual option awards, includes 30,301 stock options granted to Mr. Kneen in June 2013 in connection with his promotion to President and Chief Executive Officer.

(3)Represents cash amounts for 2013 which are paid in 2014 under the Incentive Compensation Plan. The calculation is based on factors identified by the Compensation Committee and discussed in the “Compensation Discussion and Analysis” on pages 15 to 26 of this Proxy Statement.

(4)Represents earnings that accrued during 2013 to the accounts of the named executive officers in the EDC Plan to the extent that the rate of return is considered above-market or preferential because it exceeds a market rate specified by SEC rules.

(5)All Other Compensation includes the following:

Name	Matching 401(k) Contributions	Insurance Policy Premiums	Club Dues	Personal Use of Company Vehicles	EDC Match and Discretionary Contributions	Total
Quintin V. Kneen	$10,614	$360	$6,068	$-	$85,922	$102,964
Bruce A. Streeter	12,750	17,930	3,767	4,444	86,004	124,895
James M. Mitchell	7,400	180	1,542	-	28,333	37,455
David B. Rosenwasser	11,487	240		8,751	72,339	92,817
Richard M. Safier	9,681	1,032	-	-	56,294	67,007
Samuel R. Rubio	12,909	552	-	-	45,221	58,682

(6)Mr. Mitchell was first employed by us on May 30, 2013 at an annual base salary rate of $320,000, but he received only $188,889 in 2013.

(7)Mr. Rosenwasser became a named executive officer when he was named Executive Vice President and Chief Operating Officer in June 2012.

(8)Mr. Safier was employed by us on March 15, 2011 at an annual base salary rate of $245,000, but he received only $194,886 in 2011.

GRANTS OF PLAN-BASED AWARDS

The following table provides information about annual non-equity incentives granted through our Incentive Compensation Plan and long-term equity incentive awards granted through the 2010 Equity Incentive Plan to the named executive officers in 2013:

	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards(1)			All Other Stock Awards(3)	All Other Option Awards(4)	Exercise or Base Price of Option Awards(4)
Name		Threshold(2)	Target(2)	Maximum(2)
Quintin V. Kneen		$ na	$332,367	$ na
	3/24/2013				12,118
	3/24/2013					14,783	$38.93
	6/4/2013					30,301	45.68
Bruce A. Streeter(6)		na	219,822	na
	6/3/2013				32,500
James M. Mitchell		109,556	188,889	268,222
	5/30/2013				16,000
David B. Rosenwasser		205,900	355,000	504,100
	3/24/2013				11,353
	3/24/2013					13,850	38.93
Richard M. Safier		151,486	261,182	370,878
	3/24/2013				5,388
	3/24/2013					6,572	38.93
Samuel R. Rubio		98,775	170,302	241,829
	3/24/2013				4,684
	3/24/2013					5,714	38.93

(1)This column shows potential annual non-equity incentive awards granted to our named executive officers under our Incentive Compensation Plan for 2013. See “Compensation Discussion and Analysis- 2013 Executive Compensation Decisions- Annual Non-Equity Incentives” for additional information with respect to these amounts. The amounts actually earned by each of the named executive officers pursuant to these awards for 2013 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2)The President and Chief Executive Officer’s potential bonus has no Bonus Target Percentage as the Compensation Committee believes there should be flexibility to award amounts in excess of base salary in the event of significant achievements above the company-wide goals and objectives established for the year. In accordance with SEC rules, because a target amount for Messrs. Kneen and Streeter is not determinable, we are reporting in this column a representative amount based on 2013 performance equal to the amounts actually earned by Messrs. Kneen and Streeter for 2013.

(3)Our restricted stock awards were issued under our 2010 Equity Incentive Plan and vesting is subject to continued employment with us and, while previous performance is considered in making the award, once awarded, the restricted stock is not tied to any level of performance requirements. Restrictions on the restricted stock awarded lapse over three years, one-third per year. For Mr. Streeter, represents 32,500 shares of common stock awarded to him in June 2013 in contemplation of his retirement that were immediately vested at grant and, for Mr. Mitchell, represents 16,000 shares of restricted stock awarded to him in May 2013 in connection with his appointment as our Executive Vice President and Chief Financial Officer.

(4)Our stock options become exercisable over three years, one-third per year, and have a seven year term. The number of options awarded was determined using the Black-Scholes value as of March 24, 2013, or $10.61, and the exercise price set using the stock price of our common stock as of the end of trading on March 24, 2013, or $38.93. For Mr. Kneen, includes 30,301 stock options granted on June 4, 2013 in connection with his promotion to President and Chief Executive Officer, with a Black-Scholes value of $12.30 and an exercise price of $45.68.

(5)This column shows the full grant date fair value of the awards computed in accordance with FASB ASC Topic 718. These awards are not subject to performance conditions.

(6)Other than the 32,500 fully vested shares granted in connection with his retirement, Mr. Streeter was not awarded any restricted stock or stock option awards during 2013.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

AND GRANTS OF PLAN-BASED AWARDS TABLE

Agreements Related to Employment

We currently have employment agreements with Messrs. Kneen, Mitchell and Safier and, prior to his retirement, we had an employment agreement with Mr. Streeter. Each agreement entitles the employee to be employed in a specified position with us and to receive a minimum annual base salary. The current term of the agreement for Mr. Kneen expires on December 31, 2014, for Mr. Mitchell expires on December 31, 2015 and for Mr. Safier expires on March 15, 2015, in each case, subject to automatic renewal for additional terms of one year unless 120 days’ notice is given by us or the executive officer prior to termination of the then-current term or the employment agreement otherwise terminates according to its terms. The employment agreements each provide that the executive officer will be eligible to participate in our Incentive Compensation Plan and our incentive, savings, retirement and other benefit plans applicable to our executives generally, and for the perquisites described above. The purpose of the employment agreements is to provide the executive officers with compensation and benefits arrangements that are competitive with those of other companies.

Our agreements with Messrs. Kneen, Mitchell and Safier further provide for certain severance payments and other termination benefits to the executive officers, including in connection with a change of control. Those payments and benefits are described in “Potential Payments upon Termination or Change of Control” beginning on page 34 of this Proxy Statement.

In addition, we have indemnification agreements with certain of our executive officers and our independent directors, which provide for indemnification rights in addition to those provided under our governing documents.

Restricted Stock and Stock Option Awards

The material terms of the 2013 Grants of restricted stock and stock options granted to our named executive officers on March 24, 2013 with respect to the 2012 performance year, including the vesting schedule applicable to the awards and eligibility for dividends, are described above under “Compensation Discussion and Analysis—Compensation Program Components—Long-Term Equity Incentive Awards” and “—2013 Executive Compensation Decisions—Long-Term Equity Incentive Awards.” In accordance with SEC rules, the 2013 Grants are reported as 2013 compensation in the Summary Compensation Table and are included in the Grants of Plan-Based Awards table in this proxy statement.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information concerning unexercised options and shares of restricted stock that have not vested for each named executive officer as of December 31, 2013:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options			Option Exercise Price	Option Expiration Price	Shares or Units of Stock that have Not Vested		Market Value of Shares or Units of Stock that have Not Vested(9)
Name(1)	Exercisable	Unexercisable
Quintin V. Kneen	-	14,783	(2)	$38.93	3/24/2020
	-	30,301	(3)	$45.68	6/4/2020
						12,118	(4)	$571,121
						8,643	(5)	407,345
						5,505	(6)	259,451
James M. Mitchell						16,000	(7)	754,080
David B. Rosenwasser	-	13,850	(2)	$38.93	3/24/2020
						11,353	(4)	535,066
						3,393	(5)	159,912
						2,750	(6)	129,608
Richard M. Safier	-	6,572	(2)	$38.93	3/24/2020
						5,388	(4)	253,936
						5,557	(5)	261,901
						4,000	(8)	188,520
Samuel R. Rubio	-	5,714	(2)	$38.93	3/24/2020
						4,684	(4)	220,757
						3,341	(5)	157,461
						1,986	(6)	93,600

(1)Mr. Streeter did not hold any outstanding restricted stock or stock option awards as of December 31, 2013. In connection with Mr. Streeter’s retirement on June 4, 2013, the Compensation Committee accelerated the vesting of 23,794 shares of restricted stock held by Mr. Streeter.

(2)Stock option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2013, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change of Control.”

(3)Stock option awards vest and become exercisable ratably in three equal annual installments on the first three anniversaries of the grant date, which was June 4, 2013, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change of Control.”

(4)Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2013, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change of Control.”

(5)Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2012, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change of Control.”

(6)Restricted stock awards vest and lapse their associated restrictions ratably in three equal annual installments on the first three anniversaries of the grant date, which was March 24, 2011, subject to continued employment by the executive officer. The accelerated vesting provisions applicable to these awards are described below under “—Potential Payments upon Termination or Change of Control.”

(7)The restricted stock award granted to Mr. Mitchell on May 30, 2013 in connection with his appointment as our Executive Vice President and Chief Financial Officer will become 100% vested on May 30, 2016, subject to his continued employment with us. The accelerated vesting provisions applicable to this award are described below under “—Potential Payments upon Termination or Change of Control.”

(8)The restricted stock award granted to Mr. Safier on March 15, 2011 in connection with his appointment as our General Counsel and Secretary became 100% vested on March 15, 2014. The accelerated vesting provisions that were applicable to this award are described below under “—Potential Payments upon Termination or Change of Control.”

(9)The market value of unvested restricted stock reported in this column is calculated by multiplying $47.13, the closing market price of our stock on December 31, 2013, by the number of unvested restricted shares as of December 31, 2013 for each restricted stock grant listed above.

2013 OPTION EXERCISES AND STOCK VESTED

The table below provides information regarding the vesting of restricted stock and the value realized by such vesting by our named executive officers during 2013. No named executive officers exercised any stock options during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Quintin V. Kneen	$15,557	$604,078
Bruce A. Streeter	79,181	3,475,412
James M. Mitchell	-	-
David B. Rosenwasser	6,447	250,337
Richard M. Safier	2,779	107,909
Samuel R. Rubio	5,303	205,915

(1)Value realized represents the closing price of our common stock on the date of vesting (or on the trading day immediately preceding the vesting date if the vesting date is not a trading day), multiplied by the number of restricted shares vesting on the vesting date.

EQUITY COMPENSATION PLANS

The table below provides information relating to our equity compensation plans, all of which have been approved by our stockholders, as of December 31, 2013:

Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Compensation Plans (Excluding Securities Reflected in First Column)(2)

312,504(1)	$ 41.02	503,840

(1)Includes 200,450 shares in which contributions made under the EDC Plan are deemed invested (there is no weighted average exercise price with regard to the EDC Plan shares).

(2) Represents the number of shares available for future issuance under our equity compensation plans and is comprised of 198,401 shares remaining available under the 2011 Non-Employee Director Share

Incentive Plan and 93,772 shares remaining available under the 2010 Omnibus Equity Incentive Plan, and does not include any of the shares stockholders are being asked to approve under the proposed 2014 Omnibus Equity Incentive Plan pursuant to Proposal 2. Also includes 211,667 shares remaining available for issuance under our 2011 Employee Stock Purchase Plan.

NONQUALIFIED DEFERRED COMPENSATION

Executive Deferred Compensation Plan

We sponsor the EDC Plan whereby participants may elect to contribute a portion of their cash compensation, which is matched by us up to a certain point, and in which we may elect to make additional discretionary contributions. Contributions are generally not taxable to the participant until distributed, which generally occurs after retirement or resignation. Participants in the EDC Plan are generally our directors and senior management, including all persons described in this Proxy Statement.

Although discretionary, we have elected every year since inception of the EDC Plan to contribute 7.5% of a participant’s total cash compensation to the EDC Plan. In addition, contributions by the participants are matched dollar-for-dollar up to 7.5% of the participant’s total cash compensation.

Employee participants may elect to contribute up to 50% of their base salary and between 10% and 100% of their annual non-equity incentive awards. The first 7.5% of compensation contributed by participants must be invested in our common stock, and all matching and discretionary contributions by us are made in our common stock. Contributions by participants in excess of 7.5% of their cash compensation can be allocated into either our common stock or an account in which we provide a return equivalent to the prime rate (as reported by the Federal Reserve) plus 2%. For 2013, total stockholder return on our common stock was 36.1% and the applicable interest rate provided under the EDC Plan was 5.25%.

Participants are always fully vested in their contributions to the EDC Plan and vest in contributions made by us pro rata over five years. Vesting in contributions made by us is accelerated upon a participant’s attainment of normal retirement age, incurrence of a disability, death or the occurrence of a change of control event. The EDC Plan’s assets are available to satisfy the claims of all our general creditors in the event of our bankruptcy or insolvency.

In accordance with established procedures, a participant may elect to have his account balance in the EDC Plan distributed upon the earliest to occur of (i) his separation from service, (ii) a specified date, (iii) his disability, (iv) his death, or (v) the occurrence of a change in control event. The payment of all or a portion of a participant’s account may be accelerated in certain circumstances as permitted under Section 409A of the Internal Revenue Code. Benefits will be distributed in shares of our common stock (to the extent invested in common stock) or in cash (to the extent not invested in common stock).

Information regarding contributions, earnings and account balances of the named executive officers under the EDC Plan during 2013 is provided below:

Name	Aggregate Balance at December 31, 2012	Executive Contributions in 2013 (1)	Our Contributions in 2013 (2)	Aggregate Earnings in 2013(3)	Distributions in 2013(4)	Aggregate Balance at December 31, 2013(5)
Quintin V. Kneen	$596,487	$46,490	$85,922	$251,977	$-	$980,876
Bruce E. Streeter	2,641,584	50,339	86,004	1,192,914	(3,970,841)	-
James M. Mitchell	-	14,167	28,333	(705)	-	41,795
David B. Rosenwasser	760,414	39,476	72,339	307,169	-	1,179,398
Richard M. Safier	94,253	19,589	56,294	46,581	-	216,717
Samuel R. Rubio	419,767	17,030	45,221	174,320	-	656,338

(1)These contributions represent deferrals under the EDC Plan and are included in the “Salary” column of the Summary Compensation Table for 2013 set forth above.

(2)These contributions represent matching contributions made by us under the EDC Plan on behalf of the named executive officers and are included in the “All Other Compensation” column of the Summary Compensation Table for 2013 set forth above.

(3)These aggregate earnings, which include interest, are included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column of the Summary Compensation Table only to the extent that the rate of return is considered above-market or preferential because it exceeds a market rate specified by SEC rules, as described in footnote 3 to the Summary Compensation Table.

(4)These amounts were distributed to Mr. Streeter in connection with his retirement.

(5)Amounts reflected in this column for each named executive officer who participates in the EDC Plan were reported as compensation to the executive officers in the Summary Compensation Table for years prior to 2013 in the following aggregate amounts: (i) Mr. Kneen—$542,656, (ii) Mr. Rosenwasser—$99,788, (iii) Mr. Safier—$68,802, and (iv) Mr. Rubio—$305,639.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The following describes the amounts potentially payable to our named executive officers upon termination of employment under certain circumstances or if we undergo a change of control. Unless otherwise specified, the amounts set forth in this section are estimates that are based on a number of assumptions. Actual amounts payable to our named executive officers could be materially different. The following discussion is based on each named executive officer’s agreements with us, salary level and restricted stock and stock option holdings, in each case, as of December 31, 2013, and assumes the termination or change of control occurred on December 31, 2013. In addition, it assumes a price per share of our common stock of $47.13, which was the closing price per share on December 31, 2013, as reported on the NYSE.

Restricted Stock and Stock Option Awards

Pursuant to the terms of the applicable award agreements, unvested restricted stock and stock option awards become fully vested if an executive officer’s employment terminates due to retirement on or after age 65, total and permanent disability, death or in the event the executive officer is involuntarily terminated within 12 months following a change in control. For these purposes, (a) an involuntary termination means a termination of employment by us following the executive officer’s (i) breach in any material respect of any agreement with us, (ii) failure in any material respect to comply with our written policies or rules, or (iii) failure to perform assigned duties after receiving written notification of such failure from us; and (b) a change of control is generally defined in the same manner as in Mr. Kneen’s employment agreement described below. None of the named executive officers is currently eligible to terminate employment due to retirement for purposes of these awards.

Employment Agreement with Quintin V. Kneen

Under Mr. Kneen’s employment agreement, he is entitled to receive termination benefits in the event his employment terminates under certain specified conditions.

The terms “cause,” “good reason,” “retirement” and “change of control” are defined in Mr. Kneen’s employment agreement and have the meanings generally described below. You should refer to the agreement for the actual definitions.

“Cause” is defined as: (i) the willful and continued failure by the executive to substantially perform his duties; (ii) the executive being convicted of or entering a plea of nolo contendere to the charge of a felony; (iii) the commission by the executive of a material act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to the executive at our expense; or (iv) an unauthorized absence from employment.

“Good reason” is defined as: (i) the assignment to the executive of duties inconsistent with his position or, in connection with or within one year following a change of control, the assignment of substantially diminished duties and responsibilities or a material change in reporting responsibilities; (ii) relocation of more than 75 miles from his present business address; (iii) material breach by us of his employment agreement; or (iv) in connection with or within one year following a change of control, the giving of notice to the executive that the term of the employment agreement will not be extended.

“Retirement” is defined as the executive’s voluntary termination on or after his attainment of age 62, following which he does not become employed by any entity engaged in the same or similar line of business.

“Change of control” generally means that: (i) the majority of the Board of Directors consists of individuals other than those serving as of the date of the named executive’s employment agreement or those that were elected by at least 50% of the directors serving as of that date; (ii) there has been a merger or other business combination or a sale of all or substantially all of our assets, in each case, in which at least 50% of the combined post-merger voting power of the surviving entity does not consist of our pre-merger voting power; (iii) at least 20% of our common stock has been acquired by one person or persons acting as a group; or (iv) we are liquidated.

If Mr. Kneen is terminated due to his retirement, then, until he becomes eligible for Medicare, we will continue to provide him and his family medical benefits at least equal to those he would have been provided if his employment had not terminated. Mr. Kneen is not currently eligible to terminate employment due to retirement under his employment agreement.

If Mr. Kneen’s employment is terminated by him for “good reason” or is terminated without “cause” by us, either during the term of his agreement or during a “change of control” period, defined as the period beginning on the six month anniversary of a change of control and ending on the twelve month anniversary of a change of control, he will be entitled to receive: (i) a pro-rata bonus equal to the annual non-equity incentive award paid for the prior year multiplied by a fraction, the numerator of which is the number of days during the calendar year until the date of termination, and the denominator of which is 365, (ii) an amount equal to two times the sum of his annual base salary as then in effect and the annual non-equity incentive award paid for the prior year, (iii) full accelerated vesting of all outstanding stock options and restricted stock not then vested or exercisable, (iv) continued medical and other welfare benefit plan coverage through the end of the term of the employment agreement, (v) an amount equal to the undiscounted value of employer contributions to the 401(k) plan and the EDC Plan that would have been made on Mr. Kneen’s behalf during the two year period following the termination date, and (vi) reimbursement for up to six months for reasonable expenses related to outplacement services. These payments are subject to Mr. Kneen’s execution and delivery of a comprehensive release of claims agreement in favor of the company. Mr. Kneen will also receive his annual base salary through the date of termination, any compensation he is owed pursuant to the terms and conditions of our retirement and other benefit plans, and any accrued vacation pay.

If any payment or distribution to Mr. Kneen would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, or any successor provision thereto, or any interest or penalties are incurred by him for the excise tax imposed on golden parachute payments made in connection with a change in control, then he is entitled to receive an additional payment (a “Gross-Up Payment”) in an amount such that after payment of all taxes (including any interest or penalties imposed), including any income taxes (and any interest and penalties imposed with respect thereto) and any excise tax imposed upon the Gross-Up Payment, he retains an amount of the Gross-Up Payment equal to the excise tax imposed upon the payments.

Mr. Kneen is subject to certain confidentiality and non-solicitation restrictions under the employment agreement. The confidentiality requirements are perpetual while the non-solicitation restrictions apply for one year following termination of employment.

Employment and Change of Control Agreements with James M. Mitchell and Richard M. Safier

Under the employment agreements with Mr. Mitchell and Mr. Safier, these executive officers are entitled to receive termination benefits in the event employment terminates under certain specified conditions.

If the executive officer’s employment is terminated by him for “good reason” or is terminated without “cause” by us, he will be entitled to receive: (i) a pro-rata bonus equal to the annual non-equity incentive award paid for the prior year multiplied by a fraction, the numerator of which is the number of days during the calendar year until the date of termination, and the denominator of which is 365, (ii) an amount equal to two times his annual base salary as then in effect, (iii) full accelerated vesting of all outstanding stock options and restricted stock not then vested or exercisable, (iv) an amount equal to the undiscounted value of employer contributions to the 401(k) plan and the EDC Plan that would have been made on the executive officer’s behalf during the two year period (one year period for Mr. Mitchell) following the termination date, (v) reimbursement for up to six months for reasonable expenses related to outplacement services (not to exceed $20,000 in the case of Mr. Mitchell), and (vi) for Mr. Mitchell only, an amount equal to 12 times the monthly COBRA premium amount for group medical continuation coverage for him and his eligible dependents. These payments are also due to Mr. Mitchell if his employment is terminated due to his disability and, in each case, are subject to the executive officer’s execution and delivery of a comprehensive release of claims agreement in favor of the company. The executive officer will also receive his annual base salary through the date of termination, any compensation he is owed pursuant to the terms and conditions of our retirement and other benefit plans, and any accrued vacation pay.

The executive officers are subject to certain confidentiality, noncompetition and non-solicitation restrictions under their respective employment agreements. The confidentiality requirements are perpetual while the non-solicitation restrictions apply for one year following termination of employment (two years, in the case of Mr. Safier).

The terms “cause” and “good reason” for purposes of the employment agreements with Mr. Mitchell and Mr. Safier generally have the same meanings as described above for Mr. Kneen’s employment agreement, except that, for Mr. Mitchell, “good reason” means only a material breach of the employment agreement by us.

Mr. Mitchell and Mr. Safier each also have a change of control agreement with us that provides certain payments and benefits if employment is terminated without “cause” or for “good reason” within one year following “change of control.” Consistent with Board policy, neither Mr. Mitchell’s nor Mr. Safier’s change of control agreement includes any Gross-Up Payments related to potential golden parachute payments in connection with a change of control.

The terms “cause,” “good reason,” and “change of control” are defined in the change of control agreements and have the meanings generally described below. You should refer to the change of control agreements for the actual definitions.

“Good reason” is defined as: (i) a substantial diminution of duties or responsibilities as compared to the duties and responsibilities immediately prior to a change of control or a material change in reporting responsibilities, titles or offices as in effect immediately prior to a change of control; (ii) a reduction of annual base salary and compensation, except for across-the-board reductions; (iii) relocation of more than 50 miles from his present business address immediately prior to a change of control; or (iv) failure by us to continue compensation plans or benefits substantially similar to those immediately prior to a change of control.

“Cause” is defined as: (i) the willful and continued failure by the executive to perform his duties; or (ii) the willful engaging by the executive in conduct which is demonstrably and materially injurious to us.

“Change of control” has the same definition as in Mr. Kneen’s employment agreement.

If either Mr. Mitchell’s or Mr. Safier’s employment terminates as described above under the change of control agreements, he will be entitled to receive: (i) a pro-rata bonus equal to the annual non-equity incentive award paid for the prior year multiplied by a fraction, the numerator of which is the number of days during the calendar year until the date of termination, and the denominator of which is 365, (ii) an amount equal to two times his annual base salary (as in effect immediately prior to the change of control, the first occurrence of a “good reason” event or his termination of employment, whichever is greatest), (iii) full accelerated vesting of all outstanding stock options and restricted stock not then vested or exercisable, (iv) an amount equal to the undiscounted value of employer contributions to the 401(k) plan and the EDC Plan that would have been made on the executive officer’s behalf during the two year period following the termination date, (v) reimbursement for up to six months for reasonable expenses related to outplacement services, and (vi) an amount equal to 12 times the monthly COBRA premium amount for group medical continuation coverage for the executive officer and his eligible dependents. The executive officer will also receive his annual base salary through the date of termination, any compensation he is owed pursuant to the terms and conditions of our retirement and other benefit plans, and any accrued vacation pay.

Severance Benefits Policy

Messrs. Rosenwasser and Rubio do not have employment agreements or change of control agreements with us. Instead, their rights to payments and benefits upon a termination or change of control are governed by our Severance Benefits Policy applicable to all our employees generally. An employee is eligible for severance benefits under the policy if he is terminated due to a reduction in our work force, elimination of the job or position, an insufficient aptitude for continued employment not attributable to any willful cause, or a sale, merger or change of control of the company. The amount of severance pay received is based on the employee’s years of continuous service. When an employee is laid off due to a reduction in work force, the employee will receive (i) two weeks of pay in lieu of notice if advance notification is not possible, and (ii) two weeks of pay per year of service, subject to a minimum of four weeks and a maximum of 26 weeks or two times the employee’s annual compensation for the prior year (if less). If an employee is terminated within nine months following a change of control for any reason other than resignation or for cause, the employee will receive (i) four weeks of pay in lieu of notice if advance notification is not possible, and (ii) three weeks of pay per year of service, subject to a stated minimum number of weeks based on employment category and a maximum of 52 weeks. Outplacement services are provided in the discretion of the company, medical and basic life insurance coverage will continue for 90 days following termination, and pay will be received for vacation earned but not taken. For purposes of the policy, “change of control” has the same meaning as in the employment agreements described above.

Quantification of Payments

Name	Termination by Executive for Good Reason	Termination without Cause(3)	Termination in Connection with a Change of Control(4)	Termination Due to Death or Disability(5)
Quintin V. Kneen
Cash Severance(1)	$1,423,495	$ 1,423,495	$ 1,423,495	$ —
Other Benefits(2)	228,962	228,962	228,962	53,462
Restricted Stock	1,237,917	1,237,917	1,237,917	1,237,917
Stock Options	165,157	165,157	165,157	165,157
Gross Up Payment	—	—	138,771	—

Total	3,055,531	3,055,531	3,194,302	1,456,536

James M. Mitchell
Cash Severance(1)	640,000	640,000	640,000	640,000
Other Benefits(2)	188,954	188,954	188,954	67,454
Restricted Stock	754,080	754,080	754,080	754,080

Total	1,583,034	1,583,034	1,583,034	1,461,534

David B. Rosenwasser
Cash Severance(1)	—	191,154	293,154	—
Restricted Stock	—	824,581	824,586	824,586
Stock Options	—	113,570	113,570	113,570

Total	—	1,129,305	1,231,310	938,156

Richard M. Safier
Cash Severance(1)	636,473	636,473	636,473	—
Other Benefits(2)	138,946	138,946	138,946	35,091
Restricted Stock	704,358	704,358	704,358	704,358
Stock Options	53,890	53,890	53,890	53,890

Total	1,533,667	1,533,667	1,533,667	793,339

Samuel R. Rubio
Cash Severance(1)	—	87,334	135,368	—
Restricted Stock	—	471,818	471,818	471,818
Stock Options	—	46,855	46,855	46,855

Total	—	606,007	654,041	518,673

(1)“Cash Severance” amounts include amounts of base salary or bonus received in connection with a termination event, including any pro-rata bonus amounts received.

(2)“Other Benefits” include, as applicable to the stated circumstances and specified in the narratives above with respect to each named executive officer, (a) continued medical coverage (based on assumptions used for financial reporting purposes under GAAP) or cash payments equal to certain COBRA premiums, (b) reimbursement for outplacement services, (c) accrued vacation amounts, (d) the undiscounted value of employer contributions to the 401(k) plan and the EDC Plan that would have been made on the executive officer’s behalf, and (e) the value of accelerated vesting under the EDC Plan.

(3)Assumes Mr. Rosenwasser would receive (a) 28 weeks base salary, including two weeks base salary in lieu of notice, (b) continued medical and basic life insurance coverage for 90 days following termination (based on assumptions used for financial reporting purposes under GAAP), and (c) that outplacement benefits would not be provided. Assumes Mr. Rubio would receive (a) 20 weeks base salary, including two weeks base salary in lieu of notice, (b) continued medical and basic life insurance coverage for 90 days following termination (based on assumptions used for financial reporting purposes under GAAP), and (c) that outplacement benefits would not be provided.

(4)Assumes Mr. Rosenwasser would receive (a) 43 weeks base salary, including four weeks base salary in lieu of notice, (b) continued medical and basic life insurance coverage for 90 days following termination (based on assumptions used for financial reporting purposes under GAAP), and (c) that outplacement benefits would not be provided. Assumes Mr. Rubio would receive (a) 31 weeks base salary, including four weeks base salary in lieu of notice, (b) continued medical and basic life insurance coverage for 90 days following termination (based on assumptions used for financial reporting purposes under GAAP), and (c) that outplacement benefits would not be provided. In addition, reflects accelerated vesting of the accounts under the EDC Plan upon the occurrence of a change of control.

(5)For each named executive officer, reflects accelerated vesting of accounts under the EDC Plan due to death or disability. In addition, for Mr. Mitchell only, reflects the same payments and benefits reported in the “Termination without Cause” column as provided in Mr. Mitchell’s employment agreement. These payments and benefits are only provided to Mr. Mitchell in the event of his termination due to disability and would not be provided upon his death.

Retirement of Bruce A. Streeter

Mr. Streeter retired as our President and Chief Executive Officer on June 4, 2013. In connection with his retirement, Mr. Streeter received the following payments and benefits.

•	An award of 32,000 fully vested shares of our common stock on June 3, 2013;

•	Accelerated vesting of 23,794 shares of restricted stock previously awarded to him that was outstanding immediately prior to his retirement date;

•	Medical benefits for him and his family at least equal to those he would have been provided if his employment had not terminated, until he becomes eligible for Medicare;

•	Continued use of a company-provided automobile for six months following his retirement date; and

•	A cash payment equal to $408,780 pursuant to his Supplemental Income Agreement with us.

PROPOSAL 2

PROPOSAL TO ADOPT THE 2014 OMNIBUS EQUITY INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve the Company’s 2014 Omnibus Equity Incentive Plan (the “2014 Plan”). If approved, the 2014 Plan will be effective as of April 21, 2014. The Company believes implementing the 2014 Plan is advisable in order to ensure the Company has an adequate number of shares available in connection with its compensation programs.

If approved, the total number of shares of common stock initially available for issuance under the 2014 Plan will be 1,000,000, which includes (i) 801,599 new shares under the 2014 Plan, and (ii) 198,401 shares that remain available for issuance under the 2010 Omnibus Equity Incentive Plan (the “2010 Plan”) as of April 25, 2014 that will be transferred from the 2010 Plan to the 2014 Plan (the number of shares initially available for issuance under the 2014 Plan is referred to herein as the “2014 Reserved Shares”). In addition, shares subject to existing awards that are outstanding under the 2010 Plan will be available for issuance under the 2014 Plan to the extent such awards are forfeited or terminated (referred to herein as the “2010 Plan Forfeitable Shares”). Together the 2014 Reserved Shares and the 2010 Plan Forfeitable Shares represent the maximum number of shares that may be issued under the 2014 Plan (referred to herein as the “2014 Plan Maximum Number of Shares”). We are unable to predict how many, if any, of the 2010 Plan Forfeitable Shares may be forfeited or terminated and, thus, may become available for future grants under the 2014 Plan. If the 2014 Plan is approved by the stockholders, no further shares will be awarded under the 2010 Plan.

The closing market price of our Common Stock as of April 24, 2014, was $44.50 per share, as reported on the New York Stock Exchange.

In addition, although we have not adopted a policy that all compensation paid to our executive officers must be tax-deductible and we expect we may continue to pay compensation to our executives that is not fully tax-deductible, the 2014 Plan is also intended to allow us to provide “performance-based compensation” that may be tax-deductible by us without regard to the limits of Section 162(m) of the Internal Revenue Code (“Section 162(m)”). Under Section 162(m), the federal income tax deductibility of compensation paid to our President and Chief Executive Officer and three other most highly compensated executive officers (other than our President and Chief Executive Officer and our Chief Financial Officer) determined pursuant to the executive compensation disclosure rules of the SEC (the “Covered Employees”) may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, we may deduct compensation paid to our Covered Employees in excess of that amount if it qualifies for exemption as “performance-based compensation” under Section 162(m). In addition to certain other requirements, in order to qualify for this exemption, certain stockholder approval requirements must be satisfied. As a result, we are asking our stockholders as part of this proposal to approve (i) the maximum amount of compensation that may be paid to an individual under the 2014 Plan during a specified period, (ii) the employees eligible to receive compensation under the 2014 Plan, and (iii) the list of performance criteria that may be used under the 2014 Plan for purposes of granting awards intended to qualify as “performance-based compensation” in the event we choose to seek to structure compensation in a manner that will satisfy the exception to Section 162(m).

Description of the 2014 Plan

The following is a summary of the material terms of the 2014 Plan and is qualified in its entirety by the text of the 2014 Plan. A copy of the 2014 Plan is attached as Exhibit A to this proxy statement. We intend to file with the SEC a Registration Statement on Form S-8 covering the shares of the Company’s common stock issuable under the 2014 Plan, if approved by stockholders.

Purpose

The purpose of the 2014 Plan is to promote the long-term success of the Company and create value for our stockholders. The 2014 Plan is intended to:

•	encourage our employees to focus on long-term objectives;

•	help us attract, retain and motivate employees with exceptional qualifications; and

•

further align our employees’ interests with those of our other stockholders through compensation that is based on our common stock, as well as cash awards tied to the attainment of pre-established performance goals.

Eligible Participants

All our employees (including employees of our subsidiaries) are eligible to receive awards under the 2014 Plan. The Committee (as defined below) may grant awards to employees who are foreign nationals on terms and conditions different from those specified in the 2014 Plan, as the Committee deems necessary to achieve the purposes of the 2014 Plan and comply with applicable foreign laws. As of the date of this proxy statement, the number of eligible employee participants is approximately 2,000.

Administration

The 2014 Plan will be administered by the Compensation Committee of our Board. The Committee has the authority to interpret and construe all provisions of the 2014 Plan and to make all decisions and determinations relating to the operation of the 2014 Plan, including the authority and discretion to:

•	select the individuals to receive awards;

•	determine the time or times when awards will be granted and will vest;

•	establish the terms and conditions upon which awards may be exercised or settled;

•	determine the conditions under which an unvested award may be accelerated or forfeited; and

•	correct any defect, supply any omission or reconcile any inconsistency in the 2014 Plan.

The Board may also appoint one or more directors or our President and Chief Executive Officer to make grants of awards to employees who are not executive officers under Section 16 of the Securities Exchange Act of 1934, as amended. As used in this description of the 2014 Plan, “Committee” means either the Compensation Committee, the directors or our President and Chief Executive Officer appointed by the Board to make grants to employees who are not executive officers, as applicable.

Duration

If approved by the stockholders, the 2014 Plan will be effective as of April 21, 2014, the date it was adopted by our Board. The 2014 Plan will continue in effect until the tenth anniversary of its adoption, or April 21, 2024, unless earlier terminated by our Board. If stockholder approval is not obtained, the 2014 Plan will be null and void and our 2010 Plan will remain in effect.

Shares Subject to Plan

Upon stockholder approval, there will be a maximum of 1,000,000 2014 Reserved Shares that will be immediately available for issuance under the 2014 Plan. This maximum reflects the 198,401 shares remaining available for issuance under our 2010 Plan as of April 25, 2014, as well as 801,599 new shares under the 2014 Plan. In addition, shares subject to existing awards that are outstanding under the 2010 Plan will be available for issuance under the 2014 Plan to the extent such awards are forfeited or terminated (referred to herein as the “2010 Plan Forfeitable Shares”). All 1,000,000 of the 2014 Reserved Shares are available for issuance as incentive stock options. The maximum number of shares of common stock that may be issued pursuant to restricted stock awards is 750,000 subject to country provisions described in the next paragraph.

Any shares subject to awards under the 2014 Plan will be counted against the shares available for issuance as one share for every share subject thereto. If an award under the 2014 Plan is forfeited, terminates for any other reason prior to exercise or settlement or is reacquired by the Company pursuant to a forfeiture provision or otherwise, the subject shares will again be available for grant under the 2014 Plan and will not count against the limitations applicable to any type of award or grant; however, shares of common stock that are tendered in payment of an option, delivered or withheld to satisfy tax withholding obligations or covered by a stock appreciation right (“SAR”) or other award that were not issued upon the settlement of an award will not be available for delivery or issuance under the 2014 Plan.

In the event the outstanding shares of our common stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split or similar transaction, the maximum number of shares of common stock remaining available for awards under the 2014 Plan, the numbers of shares subject to outstanding awards, the exercise prices under outstanding awards and the limits on awards will be proportionately adjusted automatically, to prevent dilution or enlargement of benefits under the 2014 Plan.

Award Agreements

The terms and conditions of each award made under the 2014 Plan will be outlined in a written award agreement between the Company and the participant.

Types of Awards

The 2014 Plan provides for the following types of awards:

•	stock options;

•	SARs;

•	restricted stock;

•	stock units; and

•	performance cash awards.

Stock Options. The Committee may from time to time award stock options to any eligible participant. Stock options give the holder the right to purchase shares of our common stock within a specified time at a specified price. Two types of stock options may be granted under the 2014 Plan: incentive stock options, or “ISOs,” which are subject to special U.S. tax treatment as described below, and non-statutory options, or “NSOs.” The exercise price of a stock option cannot be less than the fair market value of a share of common stock at the time of grant unless the option is being granted in substitution for an outstanding option as part of a corporate transaction (such as a merger). The expiration dates of ISOs cannot be more than ten years after the date of the original grant. The Committee from time to time may modify, extend or assume outstanding stock options granted under the 2014 Plan or may accept cancellation of outstanding options in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, except that, other than in connection with a corporate transaction involving the Company, the exercise price of outstanding options may not be reduced or such options cancelled, exchanged, bought out or surrendered in exchange for cash, other awards or options or SARs with an exercise price less than the original exercise price without stockholder approval. The Committee may offer to buy out an outstanding stock option for cash or cash equivalents or authorize an optionee to elect to cash out an outstanding option, except that no option with an exercise price that exceeds fair market value on the date of the buy-out or cash-out is eligible to be bought out or cashed out without the approval of the Company stockholders. Prior to the issuance of shares of common stock upon the exercise of a stock option, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

SARs. The Committee may grant SARs under the 2014 Plan. A SAR entitles the holder upon exercise to receive an amount in shares of common stock, cash or a combination thereof (as determined by the Committee), computed by reference to appreciation in the value of our common stock. The Committee will determine the exercise price per share of a SAR; however, the exercise price of a SAR generally cannot be less than the fair market value of a share of common stock at the time of grant. The term of a SAR may not exceed 10 years. The Committee may modify, extend or assume outstanding SARs or may accept the cancellation of such SARs in return for the grant of new SAR for the same or a different number of shares and at the same or a different exercise price, except that, other than in connection with a corporate transaction involving the Company, no modification of outstanding SARs shall, without stockholder approval, reprice or have substantially the same effect as repricing the SAR. Prior to the issuance of shares of common stock upon the exercise of an SAR, no right to vote or receive dividends or any other rights as a stockholder will exist for the underlying shares.

Restricted Stock. The Committee may grant restricted shares of common stock to such eligible participants, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Committee determines in its discretion. Awards of restricted shares of common stock may be made in exchange for services or other lawful consideration and may or may not be contingent on the satisfaction of performance targets. Awards of restricted stock may be subject to vesting conditions as specified in the applicable award agreement. Subject to any restrictions, conditions and forfeiture provisions placed on such restricted shares by the Committee, any recipient of an award of restricted stock will have all the rights of a stockholder of the Company, including the right to vote the shares.

Stock Units. The Committee may grant units having a value equal to an identical number of shares of common stock to such eligible participants, in such amounts, and subject to such terms and conditions (including the attainment of performance criteria) as the Committee determines in its discretion. If the requirements specified by the Committee are met, then on the designated settlement date, the holder of such units will receive shares of common stock, cash or any combination thereof, equal to the fair market value of the corresponding number of shares of common stock. Stock units awarded under the 2014 Plan may include a right to receive dividend equivalents, which would entitle the holder of a stock unit to receive a credit for the amount of all cash dividends paid on a share of our common stock while the stock unit is outstanding. Prior to an issuance of shares of common stock in settlement of a stock unit, no right to vote as a stockholder will exist with respect to the underlying shares.

Performance Cash Awards. The Committee may grant cash awards subject to the satisfaction of specified performance goals in such amounts and subject to such other terms and conditions as the Committee determines in its discretion. Each award will be payable in cash on the designated settlement date if the requirements specified by the Committee are met.

Performance Goals

Performance cash awards will be subject to satisfaction of specified performance goals determined by the Committee. In addition, the Committee in its discretion may designate any restricted stock or stock units granted under the 2014 Plan as intended to qualify as “performance-based compensation” under Section 162(m). For each performance cash award, and each award of restricted stock or stock units designated as “performance-based compensation,” the Committee must establish objectively determinable performance goals for the award based on one or more of the following business criteria:

•	revenue (or any sub-component thereof);

•	revenue growth;

•	operating costs;

•	operating margin as a percentage of revenue;

•	earnings before interest, taxes, depreciation, and amortization;

•	earnings before income taxes;

•	net operating profit after taxes;

•	net income;

•	net income as a percentage of revenue;

•	free cash flow;

•	earnings per common share;

•	net operating profit after taxes per common share;

•	free cash flow per common share;

•	return on net assets employed before interest and taxes;

•	return on equity, investment, invested capital, net capital employed, assets, or net assets;

•	total stockholder return or relative total stockholder return (as compared with one of our peer groups);

•	safety performance metrics, including relative to industry standards; and

•	strategic team goals.

To the extent not inconsistent with Section 162(m), the Committee may adjust the results under any performance criteria provided above to exclude certain events during the performance measurement period including asset write-downs; litigation, claims, judgments or settlements; the effect of changes in the tax law, accounting principles or other laws; accruals for reorganization and restructuring programs; fluctuations in foreign exchange rates; and any extraordinary, unusual or nonrecurring items.

Limitations on Individual Grants

Subject to adjustment as described above, the maximum number of shares of Common Stock subject to awards that may be granted under the 2014 Plan in any calendar year to any one person is as follows:

Stock Options	75,000
SARs	75,000
Restricted Stock	75,000
Stock Units	75,000

Notwithstanding these limits, a participant may be awarded up to 150,000 shares under each type of award for awards granted during the participant’s first year of employment with the Company.

The maximum amount that may be earned by any one person in any calendar year for performance cash awards granted under the 2014 Plan is $2,500,000.

Transferability of Awards

Awards made under the 2014 Plan will generally not be transferable, except in the event of the death of the participant. However, the Committee may authorize all or a portion of any award (other than ISOs) to be granted on terms which permit transfer by the participant to the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the participant and to certain trusts, partnerships or limited liability companies related to the participant. Following transfer, any such awards will continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer.

Change in Control; Reorganizations

An award agreement may provide, or the Committee may amend an award agreement to provided, that upon a participant’s termination of employment without cause or for good reason during the 12-month period after a change in control of the Company, the award will vest or become exercisable. A “change in control” includes any of the following:

•

a change in the composition of our Board such that a majority of our Board consists of individuals other than directors (i) serving on our Board as of the effective date of the 2014 Plan, or (ii) nominated or appointed to our Board by at least 50% of those directors or directors who become incumbents by virtue of such a nomination or appointment;

•

there has been a reorganization, merger, consolidation, share exchange or other business combination (i.e., a “transaction”) of the Company in which at least 50% of the combined post-transaction voting power of the surviving entity does not consist of the Company’s pre-transaction voting power;

•	at least 20% of our Common Stock has been acquired by one person or persons acting as a group; or

•	the Company is liquidating or selling all or substantially all of its assets.

“Cause” includes any of the following:

•	the willful and continued failure of the participant to substantially perform his or her duties as an employee of the Company;

•	the participant being convicted of, or a plea of nolo contendere to, the charge of a felony (other than a felony involving a traffic violation or as a result of vicarious liability);

•

the commission by the participant of a material act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to the participant at the expense of the Company; or

•	the participant’s willful breach of any of his or her obligations under any written agreement or consent with the Company.

If the participant is a party to an employment agreement with the Company or a related entity and such agreement provides for a different definition of cause, the definition contained therein will apply.

“Good reason” includes the occurrence any of the following events if not remedied by the Company within 30 days after notice:

•	the assignment to the participant of any duties inconsistent with his or her position including change in the status, title, authorities, duties or other responsibilities; or

•	the relocation of the participant’s principal office location by more than 75 miles.

If the participant is a party to an employment agreement with the Company or a related entity and such agreement provides for a different definition of good reason, the definition contained therein will apply.

If we become a party to a merger or consolidation, the agreement of merger or consolidation must provide for one or more of the following with respect to all awards outstanding under the 2014 Plan:

•	the continuation of such outstanding awards (if the Company is the surviving corporation);

•

the assumption of such outstanding awards by the surviving corporation or its parent, provided that the assumption of stock options or SARs shall comply with Section 424(a) of the Internal Revenue Code;

•

the substitution by the surviving corporation or its parent of new awards for such outstanding awards, provided that the substitution of stock options or SARs shall comply with Section 424(a) of the Code;

•	full exercisability of outstanding stock options and SARs and full vesting of the common stock subject to such stock options and SARs, followed by their cancellation;

•

the cancellation of outstanding stock options and SARs and a payment to the optionees equal to the excess of (i) the fair market value of the common stock subject to such stock options and SARs as of the closing date of such merger or consolidation over (ii) their exercise price;

•

the cancellation of outstanding stock units and a payment to the holders equal to the fair market value of the common stock subject to such stock units as of the closing date of such merger or consolidation; or

•	full vesting of the common stock subject to restricted stock awards.

The foregoing, as well as the provisions of any award agreement providing for exercisability, transfer or accelerated vesting of any stock option, SAR, restricted stock or stock unit shall be inapplicable to an award granted within six months before the occurrence of any other change in control, if the holder is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 and no exception from liability under Section 16(b) is available.

Awards Under Other Plans

We may grant awards under other plans or programs, including any awards assumed under another plan in connection with a merger, consolidation, reorganization or acquisition of property or stock, which may be settled in the form of shares of common stock issued under the 2014 Plan. Those shares will be treated as shares of common stock issued in settlement of stock units under the 2014 Plan and will reduce the maximum number of shares available under the 2014 Plan.

Amendment and Termination

Our Board may, at any time, amend or terminate the 2014 Plan without stockholder approval unless, in the case of an amendment, applicable law or stock exchange rules would require stockholder approval. No amendment or termination may affect the rights of any participant under any award previously granted under the 2014 Plan.

Clawback Policy

The 2014 Plan will be subject to any written clawback policy adopted by the Company, which policy may subject a participant’s award and other rights and benefits under the 2014 Plan to reduction, cancellation, forfeiture or recoupment if certain events or wrongful conduct specified in the policy occur.

Certain Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences of certain transactions contemplated under the 2014 Plan based on federal income tax laws in effect on April 25, 2014. This summary applies to the 2014 Plan as normally operated and is not intended to provide or supplement tax advice to eligible participants. The summary contains general statements based on current United States federal income tax statutes, regulations and currently available interpretations thereof, which are subject to change (possibly retroactively). This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of any gift, estate and inheritance taxes.

Tax Consequences to Participants under the 2014 Plan

Stock Options and SARs. Participants will not realize taxable income upon the grant of a stock option or a SAR. Upon the exercise of a NSO or a SAR, a participant will recognize ordinary compensation income (subject to our withholding obligations if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the common stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of common stock received pursuant to the exercise of a NSO or SAR that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Tax Consequences to the Company” below, we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the common stock acquired as a result of the exercise of a NSO or SAR, any appreciation (or depreciation) in the value of the common stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The common stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive a stock option intended to qualify as an ISO under Section 422 of the Internal Revenue Code will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO stock that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO stock. However, if a participant disposes of ISO stock that has not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO stock at the time of exercise of the incentive stock option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO stock. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO stock on the exercise date. If the exercise price paid for the ISO stock exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

We will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a participant makes a Disqualifying Disposition of the ISO stock. If a participant makes a Disqualifying Disposition, we will then, subject to the discussion below under “Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of common stock (other than ISO stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a stock option, whether a NSO or an ISO, no additional gain will be recognized on the transfer of such previously held shares in satisfaction of the NSO or ISO exercise price (although a participant would still recognize ordinary compensation income upon exercise of an NSO in the manner described above). Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered in satisfaction of the NSO or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of common stock surrendered in satisfaction of the NSO or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The 2014 Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the 2014 Plan allows the Committee to permit the transfer of awards (other than ISOs) in limited circumstances, in its discretion. For income and gift tax purposes, certain transfers of NSOs should generally be treated as completed gifts, subject to gift taxation. The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of NSOs (other than in the context of divorce) or SAR. However, the Internal Revenue Service has informally indicated that after a transfer of stock options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the stock options. If a NSO is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested NSO to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the NSO at the time of the gift. The value of the NSO may be affected by several factors, including the difference between the exercise price and the fair market value of the stock, the potential for future appreciation or depreciation of the stock, the time period of the NSO and the illiquidity of the NSO. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2014, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted NSO will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax. This favorable tax treatment for vested NSOs has not been extended to unvested NSOs. Whether such consequences apply to unvested NSOs or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Restricted Stock; Stock Units; Performance Cash Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or a share of our common stock in settlement of the stock unit award, as applicable, in an amount equal to the cash or the fair market value of the common stock received.

A recipient of restricted stock generally will be subject to tax at ordinary income tax rates on the fair market value of the common stock when it is received, reduced by any amount paid by the recipient; however, if the common stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable and is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that is subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse. Subject to the discussion below under “Tax Consequences to the Company,” we will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Code Section 409A. Awards under the 2014 Plan are intended to be designed, granted and administered in a manner that is either exempt from the application of or complies with the requirements of Section 409A of the Code in an effort to avoid the imposition of taxes and/or penalties. To the extent that an award under the 2014 Plan fails to comply with Section 409A of the Code, such award will to the extent possible be modified and/or suspended to comply with such requirements without the consent of or notice to the holder.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for future payments under the 2014 Plan could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. Our ability (or the ability of one of our subsidiaries) to obtain a deduction for amounts paid under the 2014 Plan could be limited by Section 162(m). Section 162(m) limits our ability to deduct compensation paid during any year to the Company’s President and Chief Executive Officer and other three most highly compensated officers (other than our President and Chief Executive Officer and our Chief Financial Officer) in a given year in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including stockholder approval requirements. To allow the Committee to qualify awards as “performance-based compensation,” we are seeking stockholder approval of the 2014 Plan and the material terms thereof, including the maximum amount of compensation that may be paid under the 2014 Plan. Performance awards intended to comply with Section 162(m) may not be granted in a given period if such awards relate to a number of shares of common stock that exceeds a specified limitation or, alternatively, the performance awards may not result in cash compensation, for a participant, in a given year that exceeds a specified limitation. Under the terms of the 2014 Plan, a participant who receives an award or awards intended to satisfy the “performance-based compensation” exception to the $1,000,000 deductibility limitation may not receive performance awards relating to more than (i) 75,000 shares of common stock in a given calendar year in the case of stock-denominated awards (150,000 shares of common stock during the first year of employment), or (ii) $2,500,000 in a given calendar year with respect to cash-denominated awards. Although the 2014 Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, we may determine that it is in our best interests not to satisfy the requirements for the exception.

Tax Withholding

We have the right to deduct or withhold, or require a participant to remit to us, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by law to be withheld on any exercise, lapse of restriction or other taxable event arising as a result of the 2014 Plan.

New Plan Benefits

To date, no awards have been granted under the 2014 Plan. All awards under the 2014 Plan will be at the discretion of the Committee. Therefore, should the 2014 Plan receive stockholder approval, no participant would be guaranteed any type of award. It is not presently possible to determine the benefits or amounts that will be received by our named executive officers or our other employees pursuant to the 2014 Plan in the future.

Required Vote for Approval of the 2014 Plan

Approval of the 2014 Plan requires the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present.

THE BOARD RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2014 PLAN.

PROPOSAL 3

ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION,

COMMONLY REFERRED TO AS A “SAY ON PAY” PROPOSAL

Pursuant to Section 14A of the Securities Exchange Act of 1934, our Board is submitting a proposal to our stockholders for an advisory, non-binding vote to approve the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Our overall compensation program is intended to ensure that the compensation and incentive opportunities provided to our executives and employees remain competitive and provide the motivation to deliver efforts that lead to returning value to our stockholders. The primary objective of our executive compensation program is to provide competitive pay opportunities that are commensurate with our performance, that recognize individual initiative and achievements and that enable us to retain and attract qualified executive officers who are focused on our goals and long-term success. Currently, our stockholders are given the opportunity to cast an advisory vote on this topic annually, with the next opportunity occurring in connection with our 2015 Annual Meeting.

The Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 15 and the tabular and other disclosures on compensation under the discussion of our executive compensation program beginning on page 16, which describe how our compensation design and practices reflect our compensation philosophy. The Compensation Committee and the Board believe that our compensation practices effectively implement our guiding principles. As a result, the Board recommends that the stockholders approve the following advisory resolution to approve executive compensation at the Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the principles, policies and practices described in this Proxy Statement. While the vote does not bind the Company, the Board or the Compensation Committee to any particular action, we value the input of our stockholders, and will take into account the outcome of this vote in considering future compensation arrangements.

Required Vote for Approval of “Say on Pay”

Assuming the existence of a quorum, non-binding approval of the compensation paid to our named executive officers by stockholders requires the affirmative vote of a majority of the shares of common stock entitled to vote on the proposal. Abstentions will be treated as a vote against this proposal and broker non-votes will be disregarded and have no effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION AS DESCRIBED IN THIS PROXY STATEMENT.

AUDIT COMMITTEE REPORT

We have reviewed and discussed the audited financial statements of GulfMark Offshore, Inc., for the year ended December 31, 2013 with management and have discussed with KPMG LLP, our independent public accountants for the year ended December 31, 2013, the matters required to be discussed by the statement on Auditing Standard No. 114, The Auditors Communication with Those Charged with Governance, as amended or supplemented with respect to those statements, and the requirements of the Public Company Accounting Oversight Board.

We have received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG’s LLP communications with the audit committee concerning independence, and have discussed with KPMG LLP its independence in connection with its audit of our most recent financial statements.

We also reviewed and discussed such other matters as we deemed appropriate, including our compliance with Section 404 of the Sarbanes-Oxley Act of 2002 and rules adopted or proposed to be adopted by the Securities and Exchange Commission.

Based on the foregoing review and discussion, and relying on the representation of management and the independent registered public accounting firm’s report, we recommended to the Board that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 filed with the Securities and Exchange Commission.

Brian R. Ford, Chairman of Audit Committee

Peter I. Bijur, Audit Committee Member

Sheldon S. Gordon, Audit Committee Member

Steven W. Kohlhagen, Audit Committee Member

Rex C. Ross, Audit Committee Member

PROPOSAL 4

RATIFICATION OF OUR INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP has served as our principal independent registered public accounting firm since the year ended December 31, 2011.

We are asking our stockholders to ratify the selection of KPMG LLP as our independent public accountants. Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of KPMG LLP to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

KPMG LLP will have representatives present at the Annual Meeting who will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Independent Public Accountant Fees and Services

Audit fees billed for the last two years for professional services rendered by KPMG LLP in 2013 and in 2012, are set forth on the table below:

	Year Ended December 31,
	2013	2012
Audit Fees(1)	$970,229	$984,059
Audit-Related Fees(2)	25,000	349,560
Other(3)	49,830	–

Total	$1,045,059	$1,333,619

(1)Relates to services rendered in connection with auditing our annual consolidated financial statements and our internal controls over financial reporting for each applicable year and reviewing our quarterly financial statements. Also, includes services rendered in connection with statutory audits and financial statement audits of our subsidiaries and expenses.

(2)Relates to 401(k) plan audits in each year and procedures performed to provide comfort to underwriters for a debt securities offering in 2012.

(3)Relates to statutory reporting and organizational matters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee approves all audit and tax services provided by our independent auditor prior to the engagement of the independent auditor with respect to such services. The Audit Committee’s pre-approval policy provides for pre-approval of specifically described audit related and other services by the Chairman of the Audit Committee with respect to the permitted services. None of the services described above were approved by the Audit Committee under the de minimis exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Required Vote for Ratification of Our Independent Public Accountants

Ratification of KPMG LLP as our registered independent public accounting firm will require the vote of the holders of a majority of the shares of Common Stock present or represented by proxy and entitled to vote at a meeting at which a quorum is present. Broker non-votes will be counted as a “for” vote for this proposal. Abstentions will have the same effect as an “against” vote for this proposal.

THE BOARD RECOMMENDS A VOTE “FOR” RATIFICATION OF KPMG LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received, or written representations from certain reporting persons that no Form 5 reports were required for those persons, we believe that all filing requirements applicable to our officers and directors and greater than 10% owners were complied with in 2013.

PROPOSALS BY STOCKHOLDERS AND STOCKHOLDER COMMUNICATIONS

We anticipate that our 2015 Annual Meeting will be held in the first week of June 2015. Any stockholder wishing to present a proposal for consideration at the Annual Meeting must submit it so that notice will be received by us no earlier than close of business on February 2, 2015, and no later than the close of business on March 4, 2015. Such proposal must comply with the proxy rules promulgated by the SEC in order to be included in our Proxy Statement and form of Proxy related to the Annual Meeting and should be sent to our Corporate Secretary at our principal executive offices at the address set forth on the cover of this Proxy Statement. If notice of any stockholder proposal not eligible for inclusion in our Proxy Statement and form of Proxy is given to us after March 4, 2015, then proxy holders will be allowed to use their discretionary voting authority on such stockholder proposal when the matter is raised at such Annual Meeting. In no event will the public announcement of an adjournment or postponement of an Annual Meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

For more information regarding stockholder proposal deadlines, please see Section 1.13(a)(2) of our Bylaws.

Except as described below, the Board does not have a formal process for stockholders or interested parties to send communications to the Board or non-management directors as a group. Due to the infrequency of stockholder or interested party communications to the Board, the Board does not believe that a formal process is necessary. The Board will review periodically whether a more formal policy should be adopted. Written communications to the Board may be sent to our executive offices at GulfMark Offshore, Inc., 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024, and we will promptly circulate such communications to all members of the Board (or to those particular directors to whom such communication is specifically addressed). Such communications will be screened to the extent necessary in order to ascertain the intended recipients or appropriate recipients among the members of the Board. Director nominations and other matters a stockholder proposes for consideration at the Annual Meeting must be timely submitted, comply with the requirements set forth in our Bylaws, and be sent to the Corporate Secretary’s attention at our executive office address set forth above.

The Board has established several methods of communicating concerns to our Board. Concerns regarding financial statements, accounting practices, or internal controls should be addressed to the Chairman of the Audit Committee, in care of the Corporate Secretary, GulfMark Offshore, Inc., 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024. Concerns regarding governance practices, ethics and code of conduct should be addressed to the Chairman of the Nominating & Governance Committee, in care of the Corporate Secretary, GulfMark Offshore, Inc., 842 West Sam Houston Parkway North, Suite 400, Houston, Texas 77024. The interested party may alternatively anonymously submit such communications through the Global Compliance Online Reporting System. The Global Compliance Online Reporting System may be accessed on the internet at https://gulfmark.alertline.com. The interested party should click on “Report a Concern” and complete the rest of the form as appropriate. The communication process is also further detailed on our website, www.gulfmark.com, along with other of our corporate governance guidelines, and is available in print to any stockholder who requests it.

OTHER BUSINESS

Neither the Board nor we know of any other business that will be brought before the Annual Meeting. If, however, any other matters are properly presented, it is the intention of the persons named in the accompanying form of proxy to vote the shares covered thereby as, in their discretion, they may deem advisable.

By order of the Board of Directors

/s/ Richard M. Safier
Richard M. Safier
Secretary

Houston, Texas

April 25, 2014

Exhibit A

GULFMARK OFFSHORE, INC.

2014 Omnibus Equity Incentive Plan

(As Adopted Effective April 21, 2014)

ARTICLE 1. INTRODUCTION.

The Plan was adopted by the Board on April 21, 2014, subject to approval by the Company’s stockholders at the Company’s 2014 annual meeting of stockholders. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees to focus on long-range objectives, (b) encouraging the attraction, retention and motivation of Employees with exceptional qualifications, and (c) linking Employees directly to stockholder interests through increased stock ownership. The Plan seeks to achieve these purposes by providing for Awards in the form of Restricted Shares, Stock Units, Options (which may be ISOs or NSOs), Performance Cash Awards, and SARs.

The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions).

ARTICLE 2. ADMINISTRATION.

2.1    Committee Composition. The Compensation Committee of the Board shall be the Committee that administers the Plan. In addition, each member of the Committee shall meet the following requirements:

(a)     Any listing standards prescribed by the principal securities market on which the Company’s equity securities are traded;

(b)     Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code;

(c)     Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

(d)     Any other requirements imposed by applicable law, regulations or rules.

2.2    Committee Responsibilities. The Committee shall: (a) select the Employees who are to receive Awards under the Plan; (b) determine the type, number, vesting requirements, and other features and conditions of such Awards; (c) construe and interpret the Plan; (d) make all other decisions relating to the operation of the Plan; and (e) carry out any other duties delegated to it by the Board under the Plan. The Committee may adopt such rules or guidelines as it deems appropriate to implement the Plan. The Committee may reconcile any inconsistency, correct any defect and supply any omission in the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

2.3    Non-Executive Officer Grants. The Board may appoint a single director, an additional committee of directors and/or the Company’s Chief Executive Officer to determine Awards for Employees who are not Executive Officers of the Company. The single director, the members of the additional committee, and/or the Company’s Chief Executive Officer need not satisfy the requirements of Section 2.1. Such director, committee, or the Company’s Chief Executive Officer may grant Awards under the Plan to such Employees. However, the Committee shall nevertheless prescribe the terms, features, and conditions of such Awards and the aggregate number of Company shares subject to such Awards. Within the limitations of this Section 2.3, any reference in the Plan to the Committee shall include any such single director, additional committee, and/or the Company’s Chief Executive Officer to whom the Board has delegated the required authority under this Section 2.3.

2.4    Compliance with Section 409A. Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code (“Section 409A”). If the Committee determines that an Award, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken or implemented, cause a holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the holder. The exercisability of an Option shall not be extended to the extent that such extension would subject the holder to additional taxes under Section 409A.

2.5    Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 20 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

2.6    Foreign Awardees. Without amending this Plan, the Committee may grant Awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such

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purposes, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with the provisions of laws and regulations in other countries or jurisdictions in which the Company or its Subsidiaries operate.

ARTICLE 3. SHARES AVAILABLE FOR GRANTS.

3.1    Basic Limitation; Sublimit for Aggregate Number of Restricted Shares. Common Shares issued pursuant to the Plan may be authorized but unissued shares or treasury shares. The aggregate number of Common Shares available for issuance under the Plan shall not exceed (a) 1,000,000 Common Shares, which includes (i) 801,599 new shares under the Plan and (ii) 198,401 shares that remain available for issuance under the Company’s 2010 Omnibus Equity Incentive Plan (the “2010 Plan”) as of April 24, 2014 that will be transferred from the 2010 Plan to this Plan (the number of shares initially available for issuance under the Plan is referred to herein as the “Plan Reserved Shares” plus (b) the additional Common Shares described in Section 3.2, plus (c) shares subject to existing awards outstanding under the 2010 Plan as of April 25, 2014, to the extent such awards are forfeited or terminated. The number of Common Shares that are subject to Awards outstanding at any time under the Plan shall not exceed the number of Common Shares that then remain available for issuance under the Plan. All 1,000,000 Plan Reserved Shares available under the Plan may be issued upon the exercise of ISOs. The aggregate number of Restricted Shares issued to all Participants pursuant to all Awards of Restricted Shares made under the Plan over its life shall not exceed (a) 750,000 Common Shares, plus (b) the number of additional Restricted Shares described in Section 3.2. The limitations of this Section 3.1 shall be subject to adjustment pursuant to Article 10.

3.2    Shares Returned to Reserve. If Options, SARs, Restricted Shares, or Stock Units are forfeited or terminate for any other reason before being exercised or settled, then the Common Shares subject to such Options, SARs, Restricted Shares, or Stock Units shall again become available for issuance under the Plan and shall not be considered for purposes of determining any limitations on the issuance of Options, SARs, Restricted Shares, or Stock Units. If Restricted Shares or Common Shares issued upon the exercise of Options are reacquired by the Company pursuant to a forfeiture provision or for any other reason, then such Common Shares shall again become available for issuance under the Plan. Notwithstanding anything to the contrary contained herein: Common Shares subject to an Award under the Plan shall not again be made available for issuance or delivery under the Plan if such Common Shares are (a) Common Shares tendered in payment of an Option, (b) Common Shares delivered or withheld by the Company to satisfy any tax withholding obligation, or (c) Common Shares covered by a SAR or other Award that were not issued upon the settlement of the Award.

3.3    Uncertificated Shares. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Common Shares, the issuance may be effected on an un-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange on which the Company’s equity securities are traded.

3.4    Limited Transferability. Awards shall generally be nontransferable except in the case of the Participant’s death and the Award Agreement entered into with respect to any Award shall generally provide for such nontransferability. The Committee may, however, in its discretion, authorize all or a portion of any Award (other than of ISOs) to be granted on terms

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that permit transfer by the Participant to (i) the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant, (ii) a trust or trusts for the exclusive benefit of the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant, or (iii) a partnership or limited liability company in which the spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers or grandchildren of the Participant are the only partners or members, as applicable; provided in each case that (x) there may be no consideration for any such transfer (other than in the case of Clause (iii), units in the partnership or membership interests in the limited liability company), (y) the agreement pursuant to which such Awards are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 3.4. Following any such transfer, any such Awards shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. The provisions of the Award with respect to expiration, termination or vesting shall continue to apply with respect to the original Participant, and the Award shall be exercisable by the transferee only to the extent and for the periods specified herein with respect to the Participant. The original Participant will remain subject to withholding taxes upon exercise of any such Awards by the transferee. The Company shall have no obligation whatsoever to provide notice to any transferee of any matter, including early expiration or termination of an Award.

ARTICLE 4. ELIGIBILITY.

4.1    Incentive Stock Options. Only Employees shall be eligible for the grant of ISOs. In addition, an Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company or of any of its Parents or Subsidiaries shall not be eligible for the grant of an ISO unless the additional requirements set forth in Section 422(c)(5) of the Code are satisfied.

4.2    Other Grants. Only Employees shall be eligible for the grant of Restricted Shares, Stock Units, NSOs, SARs or Cash Performance Awards under this Plan.

ARTICLE 5. OPTIONS.

5.1    Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

5.2    Number of Shares. Each Stock Option Agreement shall specify the number of Common Shares subject to the Option and shall provide for the adjustment of such number in accordance with Article 10. The total number of Options granted to any single Optionee in any single calendar year shall not cover more than 75,000 Common Shares (or 150,000 Common Shares for Awards made during the one-year period commencing with the Participant’s hire date). The limitations set forth in the preceding sentence shall be subject to adjustment in accordance with Article 10.

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5.3    Exercise Price. Each Stock Option Agreement shall specify the Exercise Price, which shall not be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to Options granted pursuant to an assumption of, or substitution for, another option in a manner that would satisfy the requirements of Section 424(a) of the Code, whether or not such section is applicable.

5.4    Exercisability and Term. Each Stock Option Agreement shall specify the date or event when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant. A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited.

5.5    Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Common Shares subject to such Option in the event that an Optionee’s employment is terminated without Cause or for Good Reason during the 12 month period after a Change in Control occurs with respect to the Company. However, in the case of an ISO, the acceleration of exercisability shall not occur without the Optionee’s written consent. In addition, acceleration of exercisability may be required under Section 10.3.

5.6    Modification or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of shares and at the same or a different Exercise Price. The foregoing sentence notwithstanding, no modification of an Option shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such Option or, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding awards may not be amended to reduce the exercise price of outstanding Options or SARs or cancel, exchange, buyout or surrender outstanding Options or SARs in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without stockholder approval.

5.7    Buyout Provisions. The Committee may at any time (a) offer to buy-out for a payment in cash or cash equivalents an Option or any other Award previously granted or (b) authorize an Optionee to elect to cash-out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish; provided, however, that, without approval of the Company’s stockholders, no Option having an Exercise Price that exceeds the Fair Market Value of Common Shares on the date of a buy-out or cash-out shall be eligible to be bought out or cashed out.

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ARTICLE 6. PAYMENT FOR OPTION SHARES.

6.1    General Rule. The Exercise Price of Common Shares issued upon exercise of Options shall be payable in full entirely in cash or cash equivalents at the time when such Common Shares are purchased, except that the Committee at its sole discretion may accept payment of the Exercise Price in any other form(s) described in this Article 6. However, if the Optionee is an Executive Officer of the Company, he or she may pay the Exercise Price in a form other than cash or cash equivalents only to the extent permitted by Section 13(k) of the Exchange Act.

6.2    Surrender of Stock. With the Committee’s consent, all or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Common Shares that are already owned by the Optionee. Such Common Shares shall be valued at their Fair Market Value on the date when the new Common Shares are purchased under the Plan.

6.3    Exercise/Sale. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid by delivering (on a form prescribed by the Company) an irrevocable direction to a securities broker approved by the Company to sell all or part of the Common Shares being purchased under the Plan and to deliver all or part of the sales proceeds to the Company.

6.4    Promissory Note. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may, except in the case of an Executive Officer of the Company, be paid by delivering (on a form prescribed by the Company) a full-recourse promissory note.

6.5    Other Forms of Payment. With the Committee’s consent, all or any part of the Exercise Price and any withholding taxes may be paid in any other form that is consistent with applicable laws and rules and regulations.

ARTICLE 7. STOCK APPRECIATION RIGHTS.

7.1    SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical.

7.2    Number of Shares. Each SAR Agreement shall specify the number of Common Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Article 10. The total number of SARs granted to any single Participant in any single calendar year shall not cover more than 75,000 Common Shares (or 150,000 Common Shares for Awards made during the one-year period commencing with the Participant’s hire date).

7.3    Exercise Price. Each SAR Agreement shall specify the Exercise Price, which shall in no event be less than 100% of the Fair Market Value of a Common Share on the date of grant. The preceding sentence shall not apply to SARs granted pursuant to an assumption of, or

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substitution for, another SAR in a manner that would satisfy the requirements of Section 424(a) of the Code if such section were applicable.

7.4    Exercisability and Term. Each SAR Agreement shall specify the date or event when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR; provided that the term of an SAR shall in no event exceed 10 years from the date of grant. An SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement, or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. An SAR may be included in an ISO only at the time of grant but may be included with an NSO at the time of grant or thereafter. An SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

7.5    Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become exercisable as to all or part of the Common Shares subject to such SAR in the event that the Optionee’s employment is terminated without Cause or for Good Reason during the 12 month period after a Change in Control occurs with respect to the Company. In addition, acceleration of exercisability may be required under Section 10.3.

7.6    Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death or under Section 3.4 of this Plan) shall receive from the Company: (a) Common Shares; (b) cash; or (c) a combination of Common Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Common Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Common Shares subject to the SARs exceeds the Exercise Price. If, on the date when an SAR expires, the Exercise Price is less than the Fair Market Value on such date, but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. An SAR Agreement may also provide for an automatic exercise of the SAR on an earlier date.

7.7    Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend, or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different exercise price. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the Optionee, alter or impair his or her rights or obligations under such SAR or, without the approval of the Company’s stockholders, reprice, or have substantially the same effect as repricing of, the SAR.

ARTICLE 8. RESTRICTED SHARES.

8.1    Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company.

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Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

8.2    Consideration for Awards. Restricted Shares shall be granted to Participants at no additional cost to them; provided, however, that the value of the services performed by any Participant receiving Restricted Shares must, in the opinion of the Committee, equal or exceed the par value of the Restricted Shares to be granted to such Participant.

8.3    Performance and/or Vesting Conditions. Each Award of Restricted Shares may or may not be contingent on the satisfaction of performance targets, or subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. The Committee may include as vesting conditions or as conditions for making an Award of Restricted Shares the requirement that the performance of the Company or a business unit of the Company for a specified period equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance. If the Award is intended to satisfy the requirements of Section 162(m) of the Code, such target shall be based on one or more of the criteria set forth in Appendix A. In no event shall the number of Restricted Shares the award and/or vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m) of the Code that are granted to any single Participant in a single calendar year exceed 75,000 Common Shares (or 150,000 Common Shares for Awards made during the one-year period commencing with the Participant’s hire date). The satisfaction of any performance target and/or vesting may be waived in the case of a Change in Control or the Participant’s death or disability.

8.4    Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that any cash dividends paid on Restricted Shares (a) be accumulated and paid when such Restricted Shares vest or (b) be invested in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

ARTICLE 9. STOCK UNITS AND PERFORMANCE CASH AWARDS.

9.1    Stock Unit or Performance Cash Award Agreement. Each grant of Stock Units or of a Performance Cash Award shall be evidenced by a Stock Unit or Performance Cash Award Agreement between the recipient and the Company. Awards of Stock Units or Performance Cash Awards shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit and Performance Cash Award Agreements entered into under the Plan need not be identical.

9.2    Payment for Awards. To the extent that an Award is granted in the form of Stock Units or a Performance Cash Award, no cash consideration shall be required of the Award recipients.

9.3    Performance and/or Vesting Conditions. Each Award of Stock Units may or may not be contingent on the satisfaction of performance targets, or subject to vesting. Vesting

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shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. Each Performance Cash Award shall be contingent on the satisfaction of a performance target intended to satisfy the requirements of Section 162(m) of the Code. The Committee may include as vesting conditions or as conditions for any Award of Stock Units, and shall include as a condition for a Performance Cash Award, the requirement that the performance of the Company or a business unit of the Company for a specified period equal or exceed a target determined in advance by the Committee. The Committee shall determine such performance. If the Award is intended to satisfy the requirements of Section 162(m) of the Code, such target shall be based on one or more of the criteria set forth in Appendix A. In no event shall the number of Stock Units the award and/or vesting of which is or are subject to performance-based conditions intended to satisfy the requirements of Section 162(m) of the Code that are granted to any single Participant in a single calendar year exceed 75,000 Common Shares (or 150,000 Common Shares for Awards made during the one-year period commencing with the Participant’s hire date). In no event shall the total amount of all Performance Cash Awards that are intended to satisfy the requirements of Section 162(m) of the Code that are granted to any single Participant in a single calendar year exceed $2,500,000. The satisfaction of any performance target and/or vesting condition may be waived in the case of a Change in Control or the Participant’s death or disability.

9.4    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid per one Common Share while the Stock Units are outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Common Shares, or in a combination of both. Prior to distribution, any dividend equivalents that are not paid shall be subject to the same conditions and restrictions as the Stock Units to which they attach. Dividend equivalents accumulated with respect to Stock Units shall generally be subject to the same forfeiture risk, and be payable at the same time, as the Stock Units with respect to which they are accumulated.

9.5    Form and Time of Settlement of Stock Units and Performance Cash Awards. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Common Shares, or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Common Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Article 10. Performance Cash Awards shall be settled in cash in accordance with the terms of the applicable Performance Cash Award Agreement.

9.6    Creditors’ Rights. A holder of Stock Units or of an unpaid Performance Cash Award shall have no rights other than those of a general creditor of the Company. Stock Units

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and unpaid Performance Cash Awards represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit or Performance Cash Award Agreement.

ARTICLE 10. PROTECTION AGAINST DILUTION.

10.1  Adjustments. In the event of a subdivision of the outstanding Common Shares, a declaration of a dividend payable in Common Shares, or a combination or consolidation of the outstanding Common Shares (by reclassification or otherwise) into a lesser number of Common Shares, corresponding adjustments shall automatically be made in each of the following:

(a)     The number of Options, SARs, Restricted Shares, and Stock Units available for future Awards under Article 3;

(b)     The limitations set forth in Sections 5.2, 7.2, 8.3, and 9.3;

(c)     The number of Common Shares covered by each outstanding Option and SAR;

(d)     The Exercise Price under each outstanding Option and SAR;

(e)     The number of Stock Units included in any prior Award that has not yet been settled; and

(f)     The number of Restricted Shares subject to any unvested Award.

In the event of a declaration of an extraordinary dividend payable in a form other than Common Shares in an amount that has a material effect on the price of Common Shares, a recapitalization, a spin-off, or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of the foregoing. Except as provided in this Article 10, a Participant shall have no rights by reason of any issuance by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend, or any other increase or decrease in the number of shares of stock of any class.

10.2  Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs, Stock Units and Cash Performance Awards shall terminate immediately before the dissolution or liquidation of the Company.

10.3  Reorganizations. In the event that the Company is a party to a merger or consolidation, all outstanding Awards shall be subject to the agreement of merger or consolidation. Such agreement shall provide for one or more of the following:

(a)     The continuation of such outstanding Awards by the Company (if the Company is the surviving corporation).

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(b)     The assumption of such outstanding Awards by the surviving corporation or its parent, provided that the assumption of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).

(c)     The substitution by the surviving corporation or its parent of new awards for such outstanding Awards, provided that the substitution of Options or SARs shall comply with Section 424(a) of the Code (whether or not the Options are ISOs).

(d)     Full exercisability of outstanding Options and SARs and full vesting of the Common Shares subject to such Options and SARs, followed by the cancellation of such Options and SARs. The full exercisability of such Options and SARs and full vesting of such Common Shares shall be contingent on the closing of such merger or consolidation. In this case, the Optionees shall be able to exercise such Options and SARs during a period of not less than five full business days preceding the closing date of such merger or consolidation, unless (i) a shorter period is required to permit a timely closing of such merger or consolidation and (ii) such shorter period still offers the Optionees a reasonable opportunity to exercise such Options and SARs. Any exercise of such Options and SARs during such period shall be contingent on the closing of such merger or consolidation.

(e)     The cancellation of outstanding Options and SARs and a payment to the Optionees equal to the excess of (i) the Fair Market Value of the Common Shares subject to such Options and SARs (whether or not such Options and SARs are then exercisable or such Common Shares are then vested) as of the closing date of such merger or consolidation over (ii) their Exercise Price. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Options and SARs would have become exercisable or such Common Shares would have vested. Such payment may be subject to vesting based on the Optionee’s continuing Service, provided that the vesting schedule shall not be less favorable to the Optionee than the schedule under which such Options and SARs would have become exercisable or such Common Shares would have vested. If the Exercise Price of the Common Shares subject to such Options and SARs exceeds the Fair Market Value of such Common Shares, then such Options and SARs may be cancelled without making a payment to the Optionees. For purposes of this Subsection (e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(f)     The cancellation of outstanding Stock Units and a payment to the Participants equal to the Fair Market Value of the Common Shares subject to such Stock Units (whether or not such Stock Units are then vested) as of the closing date of such merger or consolidation. Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving corporation or its parent with a Fair Market Value equal to the required amount. Such payment may be made in installments and may be deferred until the date or dates when such Stock Units would have vested. Such payment may be subject to vesting based on the Participant’s continuing Service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which such Stock Units would have vested. For purposes of this

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Subsection (f), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.

(g)     Full vesting of the Common Shares subject to Restricted Stock Agreements. The full vesting of the Restricted Shares shall be contingent on the closing of such merger or consolidation.

The provisions of this Section 10.3, as well as the provisions of Sections 8.3 and 9.3 and the provisions of any Award Agreement providing for exercisability, transfer or accelerated vesting of any Option, SAR, Restricted Shares, or Stock Units shall be inapplicable to an Award granted within six months before the occurrence of a merger, acquisition, or other Change in Control if the holder of such Option, SAR, Restricted Shares, or Stock Units is subject to the reporting requirements of Section 16(a) of the Exchange Act and no exception from liability under Section 16(b) of the Exchange Act is available to such holder.

ARTICLE 11. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs, including any awards assumed under another plan in connection with a merger, consolidation, reorganization or acquisition of property or stock. Such awards may be settled in the form of Common Shares issued under this Plan. Such Common Shares shall be treated for all purposes under the Plan like Common Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Common Shares available under Article 3.

ARTICLE 12. LIMITATION ON RIGHTS.

12.1    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain an Employee. The Company and its Parents, Subsidiaries and Affiliates reserve the right to terminate the Service of any Employee at any time, with or without cause, subject to applicable laws, the Company’s certificate of incorporation and by-laws, and a written employment agreement (if any).

12.2    Stockholder Rights. Except as set forth in this Plan or the applicable Award Agreement, a Participant shall have no dividend rights, voting rights, or other rights as a stockholder with respect to any Common Shares covered by his or her Award prior to the time when a stock certificate for such Common Shares is issued or ownership of such Common Shares is noted on the transfer records of the Company or, if applicable, the time when he or she becomes entitled to receive such Common Shares by filing any required notice of exercise and paying any required Exercise Price. No adjustment shall be made for cash dividends or other rights for which the record date is prior to such time, except as expressly provided in the Plan.

12.3    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Common Shares under the Plan shall be subject to all applicable laws, rules and regulations, and such approval by any regulatory body as may be required. Each Award Agreement shall provide that no Common Shares shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel and (b) if required to do so by the Company, the Participant has executed and delivered

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to the Company a letter of investment intent in such form and containing such provisions as the Committee may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell Common Shares upon exercise of the Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Award or any Common Shares issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority to which counsel for the Company deems necessary for the lawful issuance and sale of Common Shares under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Shares upon exercise of such Awards unless and until such authority is obtained.

12.4    No Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

ARTICLE 13. WITHHOLDING TAXES.

13.1    General. To the extent required by applicable federal, state, local, or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Common Shares or make any cash payment under the Plan until such obligations are satisfied.

13.2    Share Withholding. To the extent that applicable law subjects a Participant to tax withholding obligations, the Committee may, in its discretion, permit such Participant to satisfy all or part of such obligations by having the Company withhold all or a portion of any Common Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Common Shares that he or she previously acquired. Such Common Shares shall be valued at their Fair Market Value on the date when they are withheld or surrendered. This Section 13.2 shall apply only to the minimum extent required by applicable tax laws.

ARTICLE 14. FUTURE OF THE PLAN.

14.1    Term of the Plan. The Plan, as set forth herein, shall become effective on the date on which it is adopted by the Board, conditioned on its being approved by the Company’s stockholders at the 2014 annual meeting of the Company’s stockholders; to the extent any Awards are made under the Plan before its approval by the Company’s stockholders at the 2014 annual meeting, such Awards shall be contingent on the Plan’s approval by the Company’s stockholders at the 2014 annual meeting. The Plan shall remain in effect until the earlier of (a) the date when the Plan is terminated under Section 14.2 or (b) the 10th anniversary of the date when the Board adopted the Plan.

14.2    Amendment or Termination. The Board may, at any time and for any reason, amend or terminate the Plan. No Awards shall be granted under the Plan after the termination

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thereof. The termination of the Plan, or any amendment thereof, shall not affect any Award previously granted under the Plan.

14.3    Stockholder Approval. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws and rules and regulations. Among such applicable laws and rules and regulations, Section 162(m) of the Code requires that the Company’s stockholders reapprove the list of available performance criteria set forth in Appendix A not later than the first meeting of stockholders that occurs in the fifth year following the year in which the Company’s stockholders previously approved such criteria.

14.4    Clawback. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement).

ARTICLE 15. DEFINITIONS.

15.1   “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

15.2   “Award” means any award of an Option, a SAR, a Restricted Share, a Performance Cash Award, or a Stock Unit under the Plan.

15.3   “Award Agreement” means any Stock Option Agreement, SAR Agreement, Restricted Stock Agreement, Stock Unit Agreement or Performance Cash Award Agreement.

15.4   “Board” means the Company’s Board of Directors, as constituted from time to time.

15.5   “Cause” means, with respect to any Employee, (a) if the Employee is a party to an employment agreement with the Company, a Parent, a Subsidiary, or an Affiliate, and such agreement provides for the definition of Cause, the definition contained therein; (b) if no such agreement exists, or if such agreement does not define Cause: (i) the willful and continued failure by the Employee to substantially perform his or her duties as an employee of the Company; (ii) the Employee being convicted of, or a plea of nolo contendere to, the charge of a felony (other than a felony involving a traffic violation or as a result of vicarious liability); (iii) the commission by the Employee of a material act of dishonesty or breach of trust resulting or intending to result in personal benefit or enrichment to the Employee at the expense of the Company; or (iv) the Employee’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. No act or failure to act on the Employee’s part shall be considered “willful” unless done, or omitted to be done, by such Employee not in good faith and without reasonable belief that his or her action or omission was not in the best interest of the Company. The Committee, in its absolute discretion shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.

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15.6   “Change in Control” shall mean the occurrence of one or more of the following events:

(a)     Change in Board Composition. Individuals who constitute the members of the Board as of the date hereof (the “Incumbent Directors”), cease for any reason to constitute at least a majority of members of the Board; provided that any individual becoming a director of the Company subsequent to the date hereof shall be considered an Incumbent Director if such individual’s appointment, election or nomination was approved by a vote of at least 50% of the Incumbent Directors; provided further that any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of members of the Board or other actual or threatened solicitation of proxies or contests by or on behalf of a “person” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation, shall not be considered an Incumbent Director;

(b)     Business Combination. Consummation of (i) a reorganization, merger, consolidation, share exchange or other business combination involving the Company or any of its Subsidiaries or the disposition of all or substantially all the assets of the Company, whether in one or a series of related transactions, or (ii) the acquisition of assets or stock of another entity by the Company (either, a “Business Combination”), excluding, however, any Business Combination pursuant to which: (A) individuals who were the “beneficial owners” (as such term is defined in Rule 13d-3 under the Exchange Act), respectively, of the then outstanding shares of common stock of the Company (the “Outstanding Stock”) and the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of the Company (the “Outstanding Company Voting Securities”) immediately prior to such Business Combination beneficially own, upon consummation of such Business Combination, directly or indirectly, more than 50% of the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) and more than 50% of the combined voting power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation) of the Surviving Corporation (as defined below) in substantially the same proportions as their ownership of the Outstanding Stock and Outstanding Company Voting Securities, immediately prior to the consummation of such Business Combination (that is, excluding any outstanding voting securities of the Surviving Corporation that such beneficial owners hold immediately following the consummation of the Business Combination as a result of their ownership prior to such consummation of voting securities of any company or other entity involved in or forming part of such Business Combination other than the Company); (B) no person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or group (as such term is defined in Rule 13d-3 under the Exchange Act) becomes the beneficial owner of 20% or more of either (x) the then outstanding shares of common stock (or similar securities or interests in the case of an entity other than a corporation) of the Surviving Corporation, or (y) the combined voting

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power of the then outstanding securities (or interests) entitled to vote generally in the election of directors (or in the selection of any other similar governing body in the case of an entity other than a corporation); and (C) individuals who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination constitute at least a majority of the members of the board of directors (or of any similar governing body in the case of an entity other than a corporation) of the Surviving Corporation; where for purposes of this subsection (b), the term “Surviving Corporation” means the entity resulting from a Business Combination or, if such entity is a direct or indirect subsidiary of another entity, the entity that is the ultimate parent of the entity resulting from such Business Combination;

(c)     Stock Acquisition. Any person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company) or group becomes the beneficial owner of 20% or more of either (x) the Outstanding Stock or (y) the Outstanding Company Voting Securities; provided, however, that for purposes of this subsection (c) no Change of Control shall be deemed to have occurred as a result of any acquisition directly from the Company; or

(d)     Liquidation. Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company (or, if no such approval is required, the consummation of such a liquidation or dissolution).

A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

15.7  “Code” means the Internal Revenue Code of 1986, as amended.

15.8  “Committee” means the Compensation Committee of the Board, as further described in Article 2.

15.9  “Common Share” means one share of the Class A common stock of the Company.

15.10 “Company” means Gulfmark Offshore, Inc., a Delaware corporation.

15.11 “Employee” means a common-law employee of the Company, a Parent, a Subsidiary, or an Affiliate.

15.12 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

15.13 “Executive Officer” means an officer of the Company who is considered an executive officer under Section 16 of the Exchange Act.

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15.14 “Exercise Price,” in the case of an Option, means the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

15.15 “Fair Market Value” means the price at which Common Shares were last sold in the principal U.S. market for Common Shares on the applicable date or, if the applicable date was not a trading day, on the last trading day prior to the applicable date. If Common Shares are no longer traded on a public U.S. Securities market, Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate. The Committee’s determination shall be conclusive and binding on all persons.

15.16 “Good Reason” means with respect to any Employee, (a) if the Employee is a party to an employment agreement with the Company, a Parent, a Subsidiary, or an Affiliate, and such agreement provides for the definition of Good Reason, the definition contained therein; (b) if no such agreement exists, or if such agreement does not define Good Reason, the occurrence, without the Employee’s prior written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Employee describing the applicable circumstances (which notice must be provided by the Employee within ninety (90) days of the Employee’s knowledge of the applicable circumstances) of any one or more of the following: (i) the assignment to the Employee of any duties inconsistent with the Employee’s position including change in the status, title, authorities, duties or other responsibilities; or (ii) the relocation of the Employee’s principal office location by more than seventy-five (75) miles, provided “Good Reason” shall not exist if an Employee’s employment is terminated more than one year following the occurrence of such circumstances.

15.17 “ISO” means an incentive stock option described in Section 422(b) of the Code.

15.18 “NSO” means a stock option not described in Sections 422 or 423 of the Code.

15.19 “Option” means an ISO or NSO granted under the Plan and entitling the holder to purchase Common Shares.

15.20 “Optionee” means an individual or estate holding an Option or SAR.

15.21 “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

15.22 “Participant” means an individual or estate holding an Award.

15.23 “Performance Cash Award” means an Award of an amount of cash under the Plan, subject to the provisions of Article 9.

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15.24 “Performance Cash Award Agreement” means the agreement between the Company and the recipient of a Performance Cash Award that contains the terms, conditions and restrictions pertaining to such Performance Cash Award.

15.25 “Plan” means this Gulfmark Offshore, Inc. 2014 Omnibus Equity Incentive Plan, as amended from time to time.

15.26 “Restricted Share” means a Common Share awarded under the Plan.

15.27 “Restricted Stock Agreement” means the agreement between the Company and the recipient of a Restricted Share that contains the terms, conditions, and restrictions pertaining to such Restricted Share.

15.28 “SAR” means a stock appreciation right granted under the Plan.

15.29 “SAR Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her SAR.

15.30 “Securities Act” means the Securities Act of 1933, as amended.

15.31 “Service” means service as an Employee, provided that the Committee may, in determining a Participant’s satisfaction of any vesting or similar requirement, in its discretion as it may choose to exercise from time to time with respect to any Participant or Participants, aggregate with an Employee’s service as an employee his or her service as an independent contractor (including as a Company director).

15.32 “Stock Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions, and restrictions pertaining to his or her Option.

15.33 “Stock Unit” means a bookkeeping entry representing the equivalent of one Common Share, as awarded under the Plan.

15.34 “Stock Unit Agreement” means the agreement between the Company and the recipient of a Stock Unit that contains the terms, conditions, and restrictions pertaining to such Stock Unit.

15.35 “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

ARTICLE 16. EXECUTION.

To record the adoption of the Plan by the Board on April 21, 2014, the Company has caused its duly authorized officer to execute this document in the name of the Company.

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GULFMARK OFFSHORE, INC.

By:	/S/ Richard M. Safier

Name:	Richard M. Safier
Title:	Secretary

19

APPENDIX A

Performance Criteria for Restricted Shares, Stock Units

and Cash Performance Awards

The Committee may establish award and/or vesting targets derived from all or any of the following criteria, in any combination, when it makes Awards of Restricted Shares, Stock Units or Cash Performance Awards entirely or in part on the basis of performance:

(a)	Revenue (or any sub-component thereof);

(b)	Revenue growth;

(c)	Operating costs;

(d)	Operating margin as a percentage of revenue;

(e)	Earnings before interest, taxes, depreciation, and amortization;

(f)	Earnings before income taxes;

(g)	Net operating profit after taxes;

(h)	Net income;

(i)	Net income as a percentage of revenue;

(j)	Free cash flow;

(k)	Earnings per Common Share;

(l)	Net operating profit after taxes per Common Share;

(m)	Free cash flow per Common Share;

(n)	Return on net assets employed before interest and taxes;

(o)	Return on equity, investment, invested capital, net capital employed, assets, or net assets;

(p)	Total stockholder return or relative total stockholder return (as compared with a peer group of the Company);

(q)	Safety performance metrics, including relative to industry standards; or

(r)	Strategic team goals.

To the extent not inconsistent with Section 162(m) of the Code, the Committee shall adjust the results under any performance criteria to exclude any of the following events, or any similar event that occurs during a performance measurement period: (a) asset write-downs; (b) litigation, claims, judgments or settlements; (c) the effect of changes in tax law, accounting principles or periods, or other such laws or provisions affecting reported results; (d) accruals for reorganization and restructuring programs; (e) fluctuations in foreign exchange rates; and (f) any extraordinary, unusual, or nonrecurring items.

ANNUAL MEETING OF STOCKHOLDERS OF

GULFMARK OFFSHORE, INC.

June 2, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.
Vote online until 11:59 PM EDT the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER
IN PERSON - You may vote your shares in person by attending the Annual Meeting.	ACCOUNT NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting of

GulfMark Offshore, Inc. to Be Held on June 2, 2014.

The Proxy Statement dated April 25, 2014, Form of Proxy, and the GulfMark Offshore, Inc. 2013 Annual Report to Stockholders for the year ended December 31, 2013

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. To elect eight (8) directors.				2.	To vote on a proposal to approve the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan.	☐	☐	☐

		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Peter I. Bijur O David J. Butters O Brian R. Ford O Sheldon S. Gordon O Quintin V. Kneen O Steven W. Kohlhagen O Rex C. Ross O Charles K. Valutas		3.	To vote on a proposal to approve, by a stockholder non-binding advisory vote, the compensation to our named executive officers, commonly referred to as a “Say-on-Pay” proposal.	☐	☐	☐
				4.	To vote on a proposal to ratify the selection of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2014.	☐	☐	☐
				5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

				Your Board of Directors has approved and recommends that you vote “FOR” all of the proposals that are discussed in more detail in the attached proxy statement.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The Board of Directors has fixed the close of business on April 17, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments of the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting.

PLEASE MARK, SIGN DATE AND RETURN USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

GULFMARK OFFSHORE, INC.

June 2, 2014

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

Important Notice Regarding the Availability of Proxy Materials for the

Stockholders Meeting of GulfMark Offshore, Inc. to Be Held on June 2, 2014.

The Proxy Statement dated April 25, 2014, Form of Proxy, and the GulfMark Offshore, Inc. 2013 Annual Report to Stockholders for the year ended December 31, 2013 are available at http://www.proxydocs.com/GLF

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

  Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS
SHOWN HERE  ☒

						FOR	AGAINST	ABSTAIN
1. To elect eight (8) directors.				2.	To vote on a proposal to approve the GulfMark Offshore, Inc. 2014 Omnibus Equity Incentive Plan.	☐	☐	☐

		NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	O Peter I. Bijur O David J. Butters O Brian R. Ford O Sheldon S. Gordon O Quintin V. Kneen O Steven W. Kohlhagen O Rex C. Ross O Charles K. Valutas		3.	To vote on a proposal to approve, by a stockholder non-binding advisory vote, the compensation to our named executive officers, commonly referred to as a “Say-on-Pay” proposal.	☐	☐	☐
				4.	To vote on a proposal to ratify the selection of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2014.	☐	☐	☐
				5.	To transact such other business as may properly come before the meeting or any adjournment thereof.

				Your Board of Directors has approved and recommends that you vote “FOR” all of the proposals that are discussed in more detail in the attached proxy statement.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

The Board of Directors has fixed the close of business on April 17, 2014, as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments of the meeting. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting.

PLEASE MARK, SIGN DATE AND RETURN USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

			☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

GULFMARK OFFSHORE, INC.

ANNUAL MEETING OF STOCKHOLDERS

June 2, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of GulfMark Offshore, Inc. (“GulfMark”) hereby appoints James M. Mitchell and Richard M. Safier, or either of them, as proxies, each with power to act without the other and with full power of substitution, for the undersigned to vote the number of shares of Class A Common Stock of GulfMark that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GulfMark to be held in the Tribecca Conference Room, The Peninsula Hotel, 700 Fifth Avenue at 55th Street, New York, New York 10019, on Monday, June 2, 2014 at 8:00 A.M., eastern daylight time, and at any adjournment or postponement thereof, on the following matters that are more particularly described in the Proxy Statement dated April 25, 2014:

(Continued and to be signed on the reverse side)